UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Dr Pepper Snapple Group, Inc.

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March 25, 2011

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Dr Pepper Snapple Group, Inc. to be held on Thursday, May 19, 2011 at 10:00 a.m., Central Daylight Time, at the Dallas/Plano Marriott at Legacy Town Center, 7120 Dallas Parkway, Plano, Texas 75024.

Details regarding the business to be conducted, information you should consider in casting your vote and how you may vote are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

In accordance with rules approved by the Securities and Exchange Commission, this year we are again furnishing proxy materials to our stockholders primarily over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of our Proxy Statement and our 2010 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including our Proxy Statement, our 2010 Annual Report and a proxy card or voting instruction form. Stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible.

Thank you for your ongoing support of Dr Pepper Snapple Group.

Sincerely,

Wayne R. Sanders
Chairman of the Board

Larry D. Young
President and Chief Executive Officer

DR PEPPER SNAPPLE GROUP, INC.
5301 Legacy Drive
Plano, Texas 75024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 19, 2011, 10:00 a.m., Central Daylight Time

Place of Meeting:	Dallas/Plano Marriott at Legacy Town Center, 7120 Dallas Parkway, Plano, Texas 75024

Business to be conducted:
1. To elect Class III directors — Joyce M. Roché, Wayne R. Sanders, Jack L. Stahl and Larry D. Young — to hold office for a three-year term and until their respective successors shall have been duly elected and qualified.

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011.

3. To hold an advisory vote on the compensation of our Named Executive Officers as disclosed in these materials.

4. To hold an advisory vote on whether an advisory vote on the compensation of our Named Executive Officers should be held every one, two or three years.

5. To transact such other business as may properly come before the meeting.

Adjournments and Postponements:	Any action on the business to be conducted may be considered at the date and time of the Annual Meeting as specified above or at any time or date to which the Annual Meeting may be properly adjourned and postponed.

Record Date:	You are entitled to vote at the Annual Meeting if you were a stockholder of record as of the close of business on March 21, 2011.

Voting Rights:	A holder of shares of our common stock is entitled to one vote, in person or by proxy, for each share of our common stock on all matters properly brought before the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT.

Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy card or voting instruction form by mail, you may submit your proxy card or voting instruction form for the Annual Meeting by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “General Information — Questions and Answers — How can I vote my shares without attending the Annual Meeting?” beginning on page 3 of the Proxy Statement.

This Notice of Annual Meeting of Stockholders and Proxy Statement and form of proxy are being distributed on or about March 25, 2011.

By Order of the Board of Directors

James L. Baldwin
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON MAY 19, 2011

The Company’s Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2010 are available at www.proxyvote.com.

DR PEPPER SNAPPLE GROUP, INC.
5301 Legacy Drive
Plano, Texas 75024

DR PEPPER SNAPPLE GROUP, INC.
5301 Legacy Drive
Plano, Texas 75024

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 19, 2011

GENERAL INFORMATION

QUESTIONS AND ANSWERS

Why did I receive this Proxy Statement?

This Proxy Statement is being made available to you over the Internet or paper copies of these materials are being delivered to you by mail as a stockholder of record, as of March 21, 2011, of Dr Pepper Snapple Group, Inc., a Delaware corporation (referred to in this Proxy Statement as the “Company,” “we,” “us” and “our”), in connection with the solicitation by our Board of Directors (referred to in this Proxy Statement as the “Board”) of proxies to be voted at the Annual Meeting of Stockholders (referred to in this Proxy Statement as the “Annual Meeting”). As a stockholder, you are invited to attend the Annual Meeting and are entitled to and are requested to vote on the items of business described in this Proxy Statement.

When and where is the Annual Meeting to be held?

The Annual Meeting will be held at Dallas/Plano Marriott at Legacy Town Center, 7120 Dallas Parkway, Plano, Texas 75024, on May 19, 2011, at 10:00 a.m., Central Daylight Time, or at any adjournments thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders.

Do I need a ticket to attend the Annual Meeting?

You will need an admission ticket or proof of ownership of our common stock to enter the Annual Meeting. If you hold shares directly in your name as a stockholder of record and have received a copy of our proxy materials, an admission ticket is attached to your printed proxy card. If you plan to attend the Annual Meeting, please vote your proxy prior to the Annual Meeting but keep the admission ticket and bring it with you to the Annual Meeting.

If your shares are held beneficially in the name of a broker, trustee or other nominee and you wish to be admitted to the Annual Meeting, you will have to bring either a copy of the voting instruction form provided by your broker, trustee or other nominee, or a copy of a brokerage statement showing your ownership of our common stock as of March 21, 2011.

If you are representing an entity holding shares, then you must present a proxy signed by that entity evidencing that you are authorized to attend the Annual Meeting and vote the shares or are otherwise representing the entity at the Annual Meeting. If you are representing an entity whose shares are held beneficially in the name of a broker, trustee or other nominee you will have to bring either a copy of the voting instruction form provided by such entity’s broker, trustee or other nominee, or a copy of a brokerage statement showing the entity’s ownership of our common stock as of March 21, 2011, in addition to the proxy signed by the entity you are representing.

All stockholders must also present a form of photo identification, such as a valid driver’s license or passport, in order to be admitted to the Annual Meeting.

Are Proxy Materials available via the Internet?

Under rules adopted by the Securities and Exchange Commission (“SEC”), we primarily furnish proxy materials to our stockholders on the Internet, rather than mailing paper copies of the materials (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 22, 2011 (our “2010 Form 10-K”)) to each stockholder. If you received a notice regarding the availability of proxy materials (the

“Notice”) by mail or electronic mail, you will not receive a paper copy of these proxy materials unless you request one. Instead, the Notice will instruct you as to how you may vote your shares. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

The Notice was mailed on or about March 25, 2011 to our stockholders of record on the record date.

What information is contained in this Proxy Statement?

This Proxy Statement lets our stockholders know when and where we will hold the Annual Meeting. Additionally, this Proxy Statement:

•	includes information regarding the matters that will be discussed and voted on at the Annual Meeting, and

•	provides information about the Company that our stockholders should consider in order to make an informed decision at the Annual Meeting.

What should I do if I receive more than one Notice about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

You may receive more than one Notice (either by mail or electronic mail) or more than one paper or electronic copy of the proxy materials, including multiple paper copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice or a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice or more than one proxy card. If you hold your shares through a broker, bank, trustee or another nominee, rather than owning shares registered directly in their name, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Your intermediary will forward the proxy materials to you with a voting instruction form or provide electronic access to the materials and to voting facilities. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction form that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction form for the shares represented by one or more of those Notices).

How may I obtain a copy of the Company’s 2010 Form 10-K and other financial information?

Stockholders may request a free copy of our 2010 Annual Report, which includes our 2010 Form 10-K, from:

Dr Pepper Snapple Group, Inc.
Attn: Investor Relations
5301 Legacy Drive
Plano, Texas 75024

Alternatively, stockholders can access the 2010 Annual Report, which includes our 2010 Form 10-K and other financial information, on the Investor Center section of our website at:

www.drpeppersnapplegroup.com

The Company also will furnish any exhibit to the 2010 Form 10-K if specifically requested.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

Proposal 1:	A proposal to elect Class III directors, Joyce M. Roché, Wayne R. Sanders, Jack L. Stahl and Larry D. Young, to hold office for a three-year term and until their respective successors shall have been duly elected and qualified.

Proposal 2:	A proposal to ratify the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for fiscal year 2011.

Proposal 3:	A proposal to approve an advisory resolution regarding the compensation of our Named Executive Officers (as defined in the first paragraph of “Historical Executive Compensation Information” on page 35); and

Proposal 4:	A proposal to act upon an advisory vote on whether an advisory vote on the compensation of our Named Executive Officers should be held every one, two or three years.

We also will consider any other business that properly comes before the Annual Meeting.

How does the Board recommend that I vote?

The Board unanimously recommends a vote:

1.	FOR each of the nominees for director listed in these materials and on the proxy card;

2.	FOR the ratification of Deloitte & Touche as our independent registered public accounting firm for fiscal year 2011;

3.	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement; and

4.	FOR the approval, on an advisory basis, that the future advisory votes on the compensation of our Named Executive Officers be held each year.

What shares can I vote at the Annual Meeting?

The Board has fixed the close of business on March 21, 2011 as the record date for the Annual Meeting. Only holders of record of the outstanding shares of our common stock at the close of business on the record date are entitled to vote at the Annual Meeting or any adjournments thereof.

As of the close of business on the record date, we had 221,321,125 shares of common stock, $0.01 par value per share, issued and outstanding. A holder of shares of our common stock is entitled to one vote for each share of our common stock, in person or by proxy, on all matters properly brought before the Annual Meeting.

How can I vote my shares at the Annual Meeting?

Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Voting in person will replace any previous votes that you submitted by proxy.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:

By Internet — Stockholders who have received a Notice by mail may submit proxies over the Internet by following the instructions on the Notice. Stockholders who have received a Notice by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction form.

By Telephone — Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling (800) 690-6903 and following the instructions. Stockholders of record who have received a Notice by mail must have the control number that appears on their Notice available when voting. Stockholders of record who received Notice by e-mail must have the control number included in the e-mail available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction form by mail may vote by phone by calling the number specified on voting instruction form provided by their broker, trustee or nominee. Those stockholders should check the voting instruction form for telephone voting availability.

By Mail — Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on May 18, 2011. Votes cast by mail must be received in sufficient time to allow processing. Votes received by mail prior to the day of the Annual Meeting will be processed, but votes received the day of the Annual Meeting may not be processed depending on the time received. Shares represented by duly executed proxies in the accompanying proxy card or voting instruction form will be voted in accordance with the instructions indicated on such proxies or voting instruction forms, and, if no such instructions are indicated thereon, will be voted (i) FOR each of the nominees for election to the Board, (ii) FOR ratification of Deloitte & Touche as our independent registered public accounting firm for fiscal year 2011, (iii) FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in these materials and (iv) FOR the approval, on an advisory basis, that future advisory votes on the compensation of our Named Executive Officers be held each year.

How many shares must be present or represented to conduct business at the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting or any adjournment thereof is necessary to constitute a quorum to transact business.

Abstentions and broker nonvotes (shares held by brokers, trustees or other nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners of such shares or persons entitled to vote on the matter) will be counted for the purpose of determining whether a quorum is present. If your shares are held by a broker, trustee or other nominee on your behalf and you do not instruct the broker, trustee or other nominee as to how to vote these shares on Proposal 1 (the election of directors), Proposal 3 (the approval of the resolution regarding the compensation of our Named Executive Officers) or Proposal 4 (the vote regarding frequency of advisory votes on executive compensation of our Named Executive Officers), the broker, trustee or other nominee may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 2 (ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for fiscal year 2011), the broker, trustee or other nominee may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your broker, trustee or other nominee so your vote can be counted.

What is the voting requirement to approve each of the proposals?

The following voting requirements will be in effect for each proposal described in this Proxy Statement:

Proposal 1.  To be elected, a director must receive the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee).

Proposal 2.  Ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted (the number of shares voted “for” ratification must exceed the number of votes cast “against” ratification).

Proposal 3.  The advisory (non-binding) resolution to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement requires the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted (the number of shares voted “for” the resolution must exceed the number of votes cast “against” the resolution).

Proposal 4.  The advisory (non-binding) proposal regarding how frequently advisory votes regarding the compensation of our Named Executive Officers will occur requires a plurality of the votes cast for the three options presented at the Annual Meeting. The frequency option that receives the most affirmative votes of all the votes cast on Proposal 4 in person or by proxy at the Annual Meeting is the option that will be deemed the recommendation of the stockholders.

What if I want to change my vote?

If the enclosed proxy card or voting instruction form is signed and returned, you may, nevertheless, revoke it at any time prior to the Annual Meeting either by (i) your filing a written notice of revocation received by the person or persons named therein, (ii) your attendance at the Annual Meeting and voting the shares covered thereby in person, or (iii) your delivery of another duly executed proxy card or voting instruction form dated subsequent to the date thereof to the addressee named in the enclosed proxy card or voting instruction form.

Who will pay for this solicitation?

The cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy card and the cost of soliciting proxies related to the Annual Meeting will be borne by us. We will request brokers, trustees or other nominees to solicit their customers who are beneficial owners of shares of common stock listed of record in name of the broker, trustee or other nominee, and will reimburse such brokers, trustees or other nominees for the reasonable out-of-pocket expenses for such solicitation.

Who will serve as inspector of elections?

The inspector of elections will be a representative from Broadridge Financial Solutions, Inc.

What happens if additional matters are presented at the Annual Meeting?

Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, James L. Baldwin, Martin M. Ellen and Larry D. Young, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

PROPOSALS

Proposal 1: ELECTION OF DIRECTORS

The Board is divided into three classes, each serving three-year terms. This year’s nominees for re-election to the Board for a three-year term as Class III directors are {ages are as of the date of the Annual Meeting}:

Joyce M. Roché

Ms. Roché, age 63, has served as our director since February 2011. Ms. Roché served as President and Chief Executive Officer of Girls Inc., a national non-profit research, education and advocacy organization, from 2000 until her retirement in 2010. From 1998 to 2000, Ms. Roché was an independent marketing consultant. She served as President and Chief Operating Officer of Carson Products Company from 1996 to 1998 and also held senior marketing positions with Carson Products Company, Revlon, Inc. and Avon, Inc. Ms. Roché served on the board of directors of Anheuser-Busch Companies, Inc. from 1998 to 2008 and The May Department Stores Company from 2003 to 2006. She is currently also a member of the boards of directors of AT&T, Inc., Macy’s, Inc., Tupperware Brands Corporation and The Association of Governing Boards of Universities and Colleges and serves as chair of the Board of Trustees for Dillard University.

Wayne R. Sanders

Mr. Sanders, age 63, has served as the Chairman of the Board and chairman of the Corporate Governance and Nominating Committee since May 2008. Mr. Sanders served as the Chairman and the Chief Executive Officer of Kimberly-Clark Corporation from 1992 until his retirement in 2003. Mr. Sanders has served on the board of directors of Texas Instruments Incorporated since 1997 and Belo Corp. since 2003. He previously served on the board of directors of Adolph Coors Company. Mr. Sanders is also a National Trustee and Governor of the Boys & Girls Club of America and was a member of the Marquette University Board of Trustees from 1992 to 2007, serving as Chairman from 2001 to 2003.

Jack L. Stahl

Mr. Stahl, age 58, has served as our director and chairman of the Compensation Committee since May 2008. Mr. Stahl served as Chief Executive Officer and President of Revlon, Inc. from February 2002 until his retirement in September 2006. From February 2000 to March 2001, he served as President and Chief Operating Officer of The Coca-Cola Company and previously served as Group President of The Coca-Cola Company’s Americas Group and as Chief Financial Officer of The Coca-Cola Company. Mr. Stahl served on the board of directors of Schering-Plough Corporation from 2007 to 2009 and has served on the board of directors of Delhaize Group since 2008.

Larry D. Young

Mr. Young, age 56, has served as our director since the Company’s formation in October 2007. Mr. Young has served as our President and Chief Executive Officer (Mr. Young is also referred to in this Proxy Statement as our “CEO”) since October 2007. From October 2007 to May 2008, Mr. Young also served as President and Chief Executive Officer of CSAB (as hereinafter defined). Mr. Young joined CSAB as President and Chief Operating Officer of the Bottling Group segment and Head of Supply Chain in 2006 after the acquisition of Dr Pepper/ Seven Up Bottling Group, Inc. (“DPSUBG”). He had been President and Chief Executive Officer of DPSUBG since May 2005. From 1997 to 2005, Mr. Young served as President and Chief Operating Officer of Pepsi-Cola General Bottlers, Inc. and Executive Vice President of Corporate Affairs at PepsiAmericas, Inc.

For a discussion of specific experience, qualifications, attributes or skills that qualify each of the above members to serve as one of our directors, see “Selection, Qualifications and Experience of Directors” beginning on page 12.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

Proposal 2:	RATIFICATION OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011

Deloitte & Touche has been selected by the Audit Committee as our independent registered public accounting firm for fiscal year 2011, subject to ratification by the stockholders. Deloitte & Touche was also our independent registered public accounting firm for fiscal years 2008, 2009 and 2010. A representative of Deloitte & Touche is expected to be present at the Annual Meeting. That representative will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

We are asking our stockholders to ratify the appointment of Deloitte & Touche as our registered independent public accounting firm as a matter of good corporate governance even though ratification is not required by our By-laws, other governing documents or otherwise. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche as our independent registered public accounting firm for fiscal year 2011. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during fiscal year 2011 if it is determined that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of shares of our common stock having a majority of the voting power eligible to vote and voting, either in person or by proxy, at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche.

Independent Registered Public Accounting Firm’s Fees

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

	2010		2009
	(in 000’s)

Audit Fees	$3,488	(1)	$4,665	(2)
Audit-Related Fees	—		—
Tax Fees	80		—
All Other Fees	—		—

Total Fees	$3,568		$4,665

(1)	Audit Fees primarily relate to auditing of our 2010 consolidated financial statements, auditing the Company’s assessment of its compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”) as it relates to internal controls over financial reporting, auditing of tax transactions in Mexico and Canada, and statutory audits in Mexico and review of our private placement and registration statements on Forms 144A, S-3 and S-8.

(2)	Audit Fees primarily relate to auditing of our 2009 consolidated financial statements and review of our registration statements on Forms S-3 and S-8, reviewing our current reports on Form 8-K, reviewing the revision of portions of the Annual Report for the year ended December 31, 2008 to retrospectively reflect the subsequent changes in our internal reporting and operating segments, assessing the Company’s compliance with Section 404 of SOX as it relates to internal controls over financial reporting, and statutory audits in Mexico.

The Audit Committee has approved all of our independent registered public accounting firm’s engagements and fiscal year 2010 fees presented above. All audit and non-audit services provided to us by our independent registered public accounting firm are required to be pre-approved by the Audit Committee in accordance with the policies and procedures set forth in the current Audit Committee Charter available on our website at www.drpeppersnapplegroup.com.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

Proposal 3: ADVISORY VOTE ON APPROVING EXECUTIVE COMPENSATION

In accordance with recent legislation and rules adopted by the SEC, we are providing stockholders with the opportunity to cast an advisory (non-binding) vote on compensation programs for our Named Executive Officers. Our overall executive compensation policies and procedures are described in the “Compensation Discussion and Analysis” section and the tabular disclosures regarding compensation of our Named Executive Officers (together with the accompanying narrative disclosure) in this Proxy Statement. Our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our stockholders, as described in the Compensation Discussion and Analysis. The Compensation Committee, which is comprised entirely of independent directors, in consultation with Mercer, a leading human resources consulting firm, oversees our executive compensation program and monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with stockholder interests.

The Compensation Committee bases its executive compensation decisions on certain objectives, including the following:

•	Total compensation targets are designed to be competitive with the companies and markets in which we compete;

•	Pay is generally performance-based, with our overall performance judged both against internal goals and the performance of competitors;

•	A pay-for-performance culture links compensation to both individual and collective performance and will result in differentiated compensation;

•	A substantial percentage of total compensation is variable, or “at risk”, both through annual incentive compensation and the granting of long-term incentive awards; and

•	Equity incentive awards are used to align the interests of management with those of our stockholders.

The past year was one of significant strategic and financial accomplishments. Among our key accomplishments were the following:

•	completion of our licensing arrangements with PepsiCo Inc. following its acquisition of The Pepsi Bottling Group, Inc. and PepsiAmericas, Inc., resulting in a one-time cash payment of $900 million before taxes, fees and related expenses;

•	completion of our licensing agreement with The Coca-Cola Company, following its acquisition of the North American Bottling Business of Coca-Cola Enterprises, resulting in a one-time cash payment of $715 million before taxes, fees and related expenses;

•	repurchase of over $1 billion of our common stock and payment of total dividends to our stockholders of $0.80 per share; and

•	increase in net sales in fiscal year 2010 compared to fiscal year 2009 by almost 2% in spite of a difficult economic environment.

In 2010, we also adopted Stock Ownership Guidelines for our directors and officers to further align the interests of our directors and executive officers with those of our stockholders. In 2011, we are further enhancing the pay-for-performance culture by including performance based equity awards as a part of our long-term equity incentive program. Also, in 2011, our Compensation Committee discontinued the gross-up payments to our CEO to cover tax costs associated with his personal use of a corporate jet.

Actions like those described above evidence our philosophy of aligning executive compensation with company performance and increasing long-term stockholder value. We will continue to design and implement our executive compensation programs and policies in line with this philosophy to promote superior performance results and generate greater value for our stockholders. For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules and regulations of the SEC, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion is hereby APPROVED.”

Because your vote on this proposal is advisory, it will not be binding on the Board. However, the Compensation Committee and the Board will consider the outcome of the vote when making future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXECUTIVE COMPENSATION DISCLOSED IN THIS PROXY STATEMENT.

Proposal 4: FREQUENCY OF ADVISORY VOTE ON APPROVING EXECUTIVE COMPENSATION

Under recent legislation and rules adopted by the SEC, our stockholders may approve, on an advisory (non-binding) basis, the frequency of the advisory vote on the compensation of our Named Executive Officers. Stockholders may choose to approve holding an advisory vote on the compensation of our Named Executive Officers every year, once every two years or once every three years.

After considering the benefits and consequences of each option for the frequency of submitting the advisory vote on the compensation of our Named Executive Officers to stockholders, the Board recommends submitting the advisory vote on the compensation of our Named Executive Officers at the Annual Meeting of our stockholders every year.

We believe an annual advisory vote on the compensation of our Named Executive Officers will allow us to obtain information on stockholders’ views of the compensation of our Named Executive Officers on a more consistent basis. In addition, we believe an annual advisory vote on the compensation of our Named Executive Officers will provide the Board and the Compensation Committee with frequent input from stockholders on our compensation programs for our Named Executive Officers. Finally, we believe an annual advisory vote on the compensation of our Named Executive Officers is a good corporate governance practice and is in the best interests of our stockholders.

For the reasons discussed above, the Board recommends that stockholders vote in favor of holding an advisory vote on the compensation of our Named Executive Officers at the Annual Meeting of our stockholders every year. In voting on this proposal on the frequency of the advisory vote on the compensation of our Named Executive Officers, stockholders should be aware that they are not voting “for” or “against” the Board’s recommendation. Rather, stockholders will be casting votes to recommend an advisory vote on the compensation of our Named Executive Officers every year, once every two years or once every three years, or they may abstain entirely from voting on the proposal.

The option that receives a plurality of the votes cast by the holders of shares of our common stock eligible to vote and voting, either in person or by proxy, at the Annual Meeting will be considered by the Board and the Compensation Committee as the stockholders’ recommendation as to the frequency of future advisory votes on the compensation of our Named Executive Officers. However, the outcome of this advisory vote on the frequency of the advisory vote on the compensation of our Named Executive Officers is not binding on us or the Board. Nevertheless, the Board will review and consider the outcome of this vote when making determinations as to when the advisory vote on the compensation of our Named Executive Officers will again be submitted to stockholders. A scheduling vote similar to this will occur at least once every six years.

THE BOARD OF DIRECTORS RECOMMENDS AN ANNUAL VOTE FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

BOARD OF DIRECTORS

Biographical Information

In addition to the persons who are standing for re-election as Class III directors (whose biographical information is included in Proposal 1 above), the following is a biographical summary of our other directors {ages are as of the date of the Annual Meeting}:

John L. Adams, age 66, has served as our director since April 2008. Mr. Adams served as Executive Vice President of Trinity Industries, Inc. from January 1999 to June 2005 and held the position of Vice Chairman from July 2005 to March 2007. Prior to joining Trinity Industries, Mr. Adams spent 25 years in various positions with Texas Commerce Bank, N.A. and its successor, Chase Bank of Texas, National Association. From 1997 to 1998, he served as Chairman and Chief Executive Officer of Chase Bank of Texas. Mr. Adams has served on the board of directors of Trinity Industries, Inc. since 2007 and Group 1 Automotive, Inc., since 1999, where he has served as non-executive chairman since April 2005. He previously served on the boards of directors of American Express Bank Ltd. and Phillips Gas Company.

Terence D. Martin, age 68, has served as our director and chairman of the Audit Committee since April 2008. Mr. Martin served as Senior Vice President and Chief Financial Officer of Quaker Oats Company from 1998 until his retirement in 2001. From 1995 to 1998, he was Executive Vice President and Chief Financial Officer of General Signal Corporation. Mr. Martin was Chief Financial Officer and Member of the Executive Committee of American Cyanamid Company from 1991 to 1995 and served as Treasurer from 1988 to 1991. From 2002 through March 2011, Mr. Martin served on the board of directors of Del Monte Foods Company.

Pamela H. Patsley, age 54, has served as our director since April 2008. Ms. Patsley served as Executive Chairman of MoneyGram International from January 2009 to September 2009 and has served as Chairman and Chief Executive Officer from September 2009 to present. Previously, Ms. Patsley served as Senior Executive Vice President of First Data Corporation from March 2000 to October 2007 and President of First Data International from May 2002 to October 2007. She retired from those positions in October 2007. From 1991 to 2000, she served as President and Chief Executive Officer of Paymentech, Inc., prior to its acquisition by First Data. Ms. Patsley also previously served as Chief Financial Officer of First USA, Inc. Ms. Patsley served on the board of directors of Molson Coors Brewing Company from 1996 to 2009; Pegasus Solutions, Inc. from 2002 to 2006; and Paymentech, Inc. from 1995 to 1999. In addition to her Chairman’s role at MoneyGram International, Ms. Patsley has served on the board of Texas Instruments Incorporated since 2004.

Ronald G. Rogers, age 62, has served as our director since May 2008. Mr. Rogers served in various positions with Bank of Montreal between 1972 and 2005. From 2002 until his retirement in 2005, he served as Deputy Chair, Enterprise Risk & Portfolio Management, BMO Financial Group, and from 1994 to 2002, he served as Vice Chairman, Personal & Commercial Client Group.

M. Anne Szostak, age 60, has served as our director since May 2008. Since June 2004, Ms. Szostak has served as President and Chief Executive Officer of Szostak Partners LLC, a consulting firm that advises executive officers on strategic and human resource issues. From 1998 until her retirement in 2004, she served as Corporate Executive Vice President and Director — Human Resources and Diversity of FleetBoston Financial Corporation (now Bank of America). She also served as Chairman and Chief Executive Officer of Fleet Bank — Rhode Island from 2001 to 2003. Ms. Szostak served on the board of directors of ChoicePoint Corporation from 2006 to 2008. Ms. Szostak has served as a director of Belo Corp. since 2004, Tupperware Brands Corporation since 2000 and Spherion Corporation since 2005.

Michael F. Weinstein, age 62, has served as our director since February 2009. Mr. Weinstein co-founded and has served as Chairman of INOV8 Beverage Company LLC (“INOV8”) from January 2005 to present. Previously, Mr. Weinstein served as President of Liquid Logic Consulting from January 2004 to December 2004; and as President, Global Innovation and Business Development, for Cadbury Schweppes plc from January 2003 to December 2003. Mr. Weinstein has served on the board of directors of H.J. Heinz Company since 2006.

For a discussion of specific experience, qualifications, attributes or skills that led to the conclusion that each of the above members should serve as one of our directors, see “Selection, Qualifications and Experience of Directors” beginning on page 12.

Director’s Compensation

Non-employee directors receive compensation from us for their services on the Board or its committees. Mr. Young, our only executive director, does not receive compensation for his services as a director. In fiscal year 2010, we compensated our non-employee directors as follows: an annual cash retainer of $100,000 and an annual equity grant of restricted stock units (“RSUs”) with a value of $100,000. In addition, the chairperson of the Audit Committee and the Compensation Committee received an annual equity grant of RSUs with a value of $30,000 and $25,000, respectively. All of the RSUs vest three years from the date of grant.

Mr. Sanders, as the Chairman of the Board, was entitled to an annual cash retainer of $100,000. Mr. Sanders also received an annual equity grant of RSUs with a value of $200,000 which vests three years from the date of grant.

Director compensation paid in fiscal year 2010 was as follows:

Director Compensation in Fiscal Year 2010

					Change in
					Pension Value
					and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(1)(2)	($)	($)	($)	($)	($)

Wayne R. Sanders	100,000	200,000	—	—	—	—	300,000
Terence D. Martin	100,000	130,000	—	—	—	—	230,000
Jack L. Stahl	100,000	125,000	—	—	—	—	225,000
John L. Adams	100,000	100,000	—	—	—	—	200,000
Pamela H. Patsley	100,000	100,000	—	—	—	—	200,000
Ronald G. Rogers	100,000	100,000	—	—	—	—	200,000
M. Anne Szostak	100,000	100,000	—	—	—	—	200,000
Michael F. Weinstein	100,000	100,000	—	—	—	—	200,000

(1)	The amounts reported in the Stock Awards column reflect the grant date fair value associated with each respective director’s RSUs under the Dr Pepper Snapple Group, Inc. Omnibus Stock Incentive Plan of 2009. Even though the RSUs may be forfeited, the amounts reported do not reflect this contingency.

(2)	The following table shows the aggregate number of outstanding RSUs for each non-employee director as of December 31, 2010. All of these awards vest three years from their respective grant dates.

Name	RSUs(a)

Wayne R. Sanders	41,821
Terence D. Martin	19,314
Jack L. Stahl	18,572
John L. Adams	14,857
Pamela H. Patsley	14,857
Ronald G. Rogers	14,857
M. Anne Szostak	14,857
Michael F. Weinstein	10,822

(a)	The amounts reported in the RSUs column also include dividend equivalent payments under the Dr Pepper Snapple Group, Inc. Omnibus Stock Incentive Plan of 2008 and the Dr Pepper Snapple Group, Inc. Omnibus Stock Incentive Plan of 2009.

Based on a study performed by an independent consultant, the Compensation Committee has recommended and the Board has approved the same levels of compensation for our non-employee directors in fiscal year 2011.

Stock Ownership Guidelines — The Board believes that the directors should have a meaningful ownership interest in the Company. Effective November 1, 2015, or, if a director is elected after November 1, 2010, within five years after the date of such election, the Stock Ownership Guidelines require non-executive directors to own shares of the Company’s common stock having a value equal to a minimum of three times their respective annual retainer. Though not yet required, all of the directors met these guidelines as of December 31, 2010. For a more complete discussion of the Stock Ownership Guidelines, see “Compensation Discussion and Analysis — Stock Ownership Guidelines” on page 32.

Classification of the Board — At the annual meeting of stockholders to be held in 2012, the Board intends to submit a proposal to the stockholders to amend the Company’s corporate documents to phase-in the elimination of the classification of the Board so that all directors to be elected at or after the annual meeting of stockholders to be held in 2013 will be elected for one-year terms, provided that the unexpired term of any director shall not be effected.

Communications with the Board

Any interested party may communicate with the Board, the Chairman of the Board (who is the presiding director of executive sessions) or the non-employee directors as a group by submitting an e-mail through the Company’s website at www.drpeppersnapplegroup.com under the Investor Center and Contact the Board captions or by sending a written communication to: Corporate Secretary, Dr Pepper Snapple Group, Inc., 5301 Legacy Drive, Plano, Texas 75024.

SELECTION, QUALIFICATIONS AND EXPERIENCE OF DIRECTORS

Selection of Directors

Process

The Board is responsible for approving candidates for the Board. As discussed in the section “Corporate Governance — Board Committees and Meetings — Corporate Governance and Nominating Committee” on page 17, the Corporate Governance and Nominating Committee is responsible for the identification of candidates for the Board and making recommendations to the Board. The Corporate Governance and Nominating Committee will also consider nominations by a stockholder pursuant to the provisions of our By-laws relating to stockholder nominations and as described under “Stockholders Proposals for 2011 Annual Meeting” at the end of this Proxy Statement.

Qualifications

The Corporate Governance and Nominating Committee seeks director candidates (including any candidate who may be recommended by a stockholder) who have certain personal and professional attributes including:

•	Sound personal and professional integrity,

•	An inquiring and independent mind,

•	Willingness to devote the required time to carrying out the duties and responsibilities of Board membership,

•	Commitment to serve on the Board for several years to develop knowledge about the Company’s businesses, and

•	Willingness to represent the best interests of all stockholders and observe the fiduciary duties that a director owes to the stockholders.

In addition, a director candidate must have, when considered with the collective experience of other Board members, appropriate qualifications and skills that have been developed through extensive business experience, including the following:

•	Practical wisdom and mature judgment,

•	Leadership,

•	Interpersonal skills,

•	Financial acumen,

•	Broad training and experience at the policy-making level in business, finance and accounting, government, education or technology, and

•	Expertise (including industry expertise) that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained.

Diversity

In accordance with our Corporate Governance Guidelines, diversity of viewpoints is one of the characteristics considered by the Corporate Governance and Nominating Committee in making recommendations for nominations. The Board has not adopted any policy on diversity with respect to our directors, but it seeks a balance of experience among the directors so that the Board as a whole has experience and training from different disciplines (including operations, accounting, finance, risk management, marketing and human resources) and different industries (including the beverage industry, consumer products and banking) which creates the balance sought.

Experience of our Directors

The Corporate Governance and Nominating Committee has reviewed the background of all of our directors, including those who are being proposed for election to the Board, and determined that they individually possess the personal and professional attributes to be a director. Further, the Corporate Governance and Nominating Committee has reviewed the experience of the members of the Board and determined that they collectively possess the qualifications and skills necessary for the Board. Detailed biographical information for each of the directors is set forth in “Proposals — Proposal 1: Election of Directors” on page 6 and “Board of Directors — Biographical Information” on page 10.

The following is a summary of the qualifications and skills demonstrated by the individual director’s experience.

•	Mr. Sanders, the Chairman of the Board, has: extensive leadership experience as a board chairman, chief executive officer and other executive level positions in a public company, financial acumen developed through his extensive executive experience, operational and marketing experience, consumer product company experience, and significant public company board experience (including audit and compensation committee chairmanship experience).

•	Mr. Adams has: extensive leadership experience as a vice chairman and chief executive officer and other executive level positions in public companies, financial acumen and risk management experience developed through his chief executive officer experience, been designated by the Corporate Governance and Nominating Committee as a financial expert under the New York Stock Exchange (“NYSE”) listing standards, training as a lawyer, and substantial public company board experience (including board chairmanship, risk management, audit committee and compensation committee experience).

•	Mr. Martin has: extensive leadership experience as a chief financial officer of a public company, financial acumen and risk management experience developed through his public accounting and chief financial officer experience, been designated by the Corporate Governance and Nominating Committee as a financial expert under the NYSE listing standards, and other public company board experience (including audit committee chairmanship and compensation committee experience).

•	Ms. Patsley has: extensive leadership experience as a chairman and chief executive officer, chief financial officer and other executive level positions in public companies, financial acumen and risk management experience developed through her experience in public accounting and her chief executive officer and chief financial officer experience, been designated by the Corporate Governance and Nominating Committee as a financial expert under the NYSE listing standards, and extensive public company board experience (including audit committee chairmanship experience).

•	Ms. Roché has: extensive leadership experience as a chief operating officer of a public company and the chief executive officer of a national nonprofit organization and considerable experience in the marketing and merchandising areas, consumer products company experience, financial acumen developed from her chief executive officer and executive officer experience, and significant public company board experience (including compensation, corporate governance, audit, and public policy committee experience).

•	Mr. Rogers has: extensive senior level executive leadership experience, banking experience, financial acumen developed from his banking experience, and experience in enterprise risk management.

•	Mr. Stahl has: extensive leadership experience as president, chief executive officer, chief operating officer and chief financial officer in public companies, beverage industry experience, financial acumen from his chief financial officer experience, and broad public company board experience.

•	Ms. Szostak has: extensive senior level executive leadership experience for a Fortune 100 company, experience as a chief executive officer of two major bank subsidiaries of public companies, substantial banking experience, significant human resource experience, experience in risk management, and significant experience on other public company boards (including compensation committee chairmanship and audit and corporate governance and nominating committee experience).

•	Mr. Weinstein has: senior level executive experience as a chief executive officer and chief operating officer, extensive experience in the beverage industry, substantial experience in sales, advertising and new product development and other public company board experience (including compensation and audit committee experience).

•	Mr. Young, our CEO, has: extensive senior level executive experience as our CEO and chief operating officer, substantial experience in the beverage industry, and substantial sales and marketing experience.

Corporate Governance

Corporate Governance Guidelines

On May 19, 2010, the Board adopted revised Corporate Governance Guidelines. The Corporate Governance Guidelines include, among other things:

•	formation of an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee comprised solely of independent directors;

•	Board requirement to annually assess the performance of the Chief Executive Officer (references in this Proxy Statement to “the Chief Executive Officer” refers generically to the person holding that title and not to any specific individual);

•	Board stewardship of our Code of Business Conduct and Ethics and Insider Trading Policy;

•	assessment of Board and director performance;

•	power to retain outside advisors; and

•	Categorical Standards of Director Independence.

Our Corporate Governance Guidelines are available on our website at www.drpeppersnapplegroup.com under the Investor Center and Corporate Governance captions.

Director Independence

In connection with the adoption of the Corporate Governance Guidelines, the Board adopted our Categorical Standards of Director Independence, which are attached as Annex A to our Corporate Governance Guidelines. The Categorical Standards of Director Independence are consistent with the independence standards set forth in Section 303A.02 of the NYSE listing standards. The Board has made an affirmative determination that Mr. Sanders, Mr. Adams, Mr. Martin, Ms. Patsley, Ms. Roché, Mr. Rogers, Mr. Stahl and Ms. Szostak are independent and have no material relationship with the Company.

Board Committees and Meetings

We have five standing committees of the Board — the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Special Award Committee and the Capital Transaction Committee. The charters for each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are available on our website at www.drpeppersnapplegroup.com under the Investor Center and Corporate Governance captions.

Audit Committee

In 2010, the Audit Committee consisted of three independent directors — Mr. Martin (Chairman), Mr. Adams and Ms. Patsley. Mr. Martin has served as Chairman since formation of the Audit Committee in 2008. All of such Audit Committee members are independent in accordance with applicable laws and regulations and as defined in the current NYSE listing standards. Upon consideration of the attributes of an audit committee financial expert as set forth in Item 401(h) of Regulation S-K promulgated by the SEC, the Board determined that Mr. Martin, Ms. Patsley and Mr. Adams possess those attributes through their experience, and each was designated as an Audit Committee Financial Expert. As of March 1, 2011, the Board approved a change in the Audit Committee and as of that date, the Audit Committee consists of four independent directors — Mr. Martin (Chairman), Mr. Adams, Ms. Roché and Mr. Rogers.

The Audit Committee of the Board is responsible for:

•	appointing our independent auditors and monitoring their performance, qualifications and independence;

•	reviewing the quality and integrity of our consolidated financial statements and disclosures;

•	monitoring our system of internal controls over financial reporting;

•	monitoring the performance of our corporate audit department; and

•	monitoring our compliance with legal and regulatory requirements.

The Audit Committee has selected Deloitte & Touche as our independent registered public accounting firm for fiscal year 2011, subject to ratification by our stockholders. On May 19, 2010, the Board approved the restated Audit Committee Charter, a copy of which is available on our website at www.drpeppersnapplegroup.com under the Investor Center and Corporate Governance captions. The Report of the Audit Committee for fiscal year 2010 is included in this Proxy Statement on page 50.

Compensation Committee

In 2010, the Compensation Committee consisted of three independent directors — Mr. Stahl (Chairman), Mr. Rogers and Ms. Szostak. Mr. Stahl has served as the Chairman of the Compensation Committee since its formation in 2008. All of such Compensation Committee members are independent as defined in the current NYSE listing standards. As of March 1, 2011, the Board approved a change in the Compensation Committee and as of that date the Compensation Committee consists of Mr. Stahl (Chairman), Ms. Patsley and Ms. Szostak.

The Compensation Committee is responsible for:

•	setting the compensation of the Chief Executive Officer, after consideration of the Board’s evaluation of the performance of the Chief Executive Officer;

•	determining the compensation levels of our other executive officers, after consultation with the Chief Executive Officer;

•	approving and administering our executive compensation program;

•	administering our equity-based and incentive compensation plans;

•	overseeing regulatory compliance with Section 162(m) of the Internal Revenue Code (the “Code”) to maximize deductibility of compensation paid; and

•	reviewing and discussing with management our Compensation Discussion and Analysis for inclusion in our proxy statement or annual report, in accordance with applicable regulations.

Information regarding the processes and procedures followed by the Compensation Committee in considering and determining executive compensation is provided below under the heading “Compensation Discussion and Analysis.”

On May 19, 2010, the Board approved the restated Compensation Committee Charter, a copy of which is available on our website at www.drpeppersnapplegroup.com under the Investor Center and Corporate Governance captions. The Report of the Compensation Committee on Executive Compensation for fiscal year 2010 is included in this Proxy Statement on page 34.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. The Compensation Committee has retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist the Compensation Committee with its responsibilities related to the Company’s executive officer and board of director compensation programs. For more information on the Compensation Committee’s relationship with Mercer, see “Role of Compensation Consultant” in the Compensation Discussion and Analysis section of this Proxy Statement. Mercer’s fees for executive compensation consulting to the Compensation Committee in fiscal year 2010 were approximately $261,000.

During 2010, the Compensation Committee requested that Mercer:

•	conduct an analysis of compensation for our key executive officers, including the Chief Executive Officer, and assess how target compensation aligned with our philosophy and objectives;

•	develop recommendations for the Compensation Committee on the size and structure of long-term incentive awards for the Chief Executive Officer and key executive officers;

•	provide perspectives on the composition of our peer group for 2010-2011;

•	assist the Compensation Committee in the review of incentive plan design, severance programs and related benefit and perquisite programs;

•	assess the Board’s compensation;

•	provide the Compensation Committee ongoing advice and counsel on market compensation trends, legislative and regulatory updates and their impact on our executive compensation programs; and

•	assist in the preparation of the Compensation Discussion and Analysis section of our proxy statement.

During 2010, the Company retained Mercer and other affiliates of Marsh & McLennan Companies to provide services, unrelated to executive compensation, which have been approved by the Compensation Committee. The aggregate fees paid for these other services were approximately $845,000, consisting of $600,000 for pension administration, $220,000 for administrative services related to employee benefit communications and $25,000 for a computer software solution for tracking market data research. Management decided to retain Mercer to provide these other services. The Compensation Committee reviewed these other services provided by Mercer, prior to engagement. In 2011, the pension administration services are being performed by another provider not affiliated with Mercer.

Because of the policies and procedures Mercer and the Compensation Committee have in place, the Compensation Committee is confident that the advice it receives from the executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ relationships with the Company. These policies and procedures include:

•	The consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

•	The consultant is not responsible for selling other Mercer or affiliate services to the Company;

•	Mercer’s professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering his or her advice and recommendations;

•	The Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

•	The consultant has direct access to the Compensation Committee without management intervention;

•	The Compensation Committee evaluates the quality and objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant; and

•	The protocols for the engagement (described below) limit how the consultant may interact with management.

While it is necessary for the consultant to interact with management to gather information, the Compensation Committee has adopted protocols governing if and when the consultant’s advice and recommendations can be shared with management. These protocols are included in the consultant’s engagement letter. This approach protects the Compensation Committee’s ability to receive objective advice from the consultant so that the Compensation Committee may make independent decisions about executive pay at the Company.

Corporate Governance and Nominating Committee

Since its formation in 2008, the Corporate Governance and Nominating Committee has consisted of three independent directors — Mr. Sanders (Chairman), Mr. Martin and Mr. Stahl. Mr. Sanders has served as the Chairman of the Corporate Governance and Nominating Committee since its formation. The Corporate Governance and Nominating Committee is responsible for:

•	assisting the Board by identifying individuals qualified to become members of the Board and recommending to the Board candidates to stand for election at the next annual meeting of stockholders;

•	recommending committee assignments after consultation with the Chairman of the Board;

•	assessing and reporting to the Board as to the independence of each director;

•	monitoring significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; and

•	leading the Board in its annual performance self-evaluation and evaluation of management, including establishing criteria to be used in connection with such evaluation.

On May 19, 2010, the Board approved the restated Corporate Governance and Nominating Committee Charter, a copy of which is available on our website at www.drpeppersnapplegroup.com under the Investor Center and Corporate Governance captions.

In 2010, the Corporate Governance and Nominating Committee considered our current directors and other candidates to fill the slate of nominees for election to the Board. Based on an evaluation of the background, skills and areas of expertise represented by the various candidates against the qualifications for directors as set forth in our

Corporate Governance Guidelines and as discussed in the section “Selection, Qualifications and Experience of Directors” on page 12, the Corporate Governance and Nominating Committee determined that the following persons possess the appropriate skill level, expertise and qualifications and recommended that Joyce M. Roché, Wayne R. Sanders, Jack L. Stahl, and Larry D. Young be re-elected to the Board as Class III directors.

Special Award Committee

On February 10, 2009, the Board formed a Special Award Committee with the Chief Executive Officer named as the sole member, so long as the Chief Executive Officer is a member of the Board. The Special Award Committee has the authority to make equity awards to employees (other than members of our executive leadership team) under our Omnibus Stock Incentive Plan of 2009 in accordance with limitations as may, from time to time, be established by the Compensation Committee. The Compensation Committee has set forth the following limitations for the Special Award Committee: (i) awards may be made to employees, other than members of the executive leadership team, (ii) awards may be made to new hires, for retention purposes, promotions, in connection with employee relationship issues, or in the discretion of the Special Award Committee for exceptional performance, (iii) awards are limited to the aggregate of $2 million each calendar year, (iv) awards shall not exceed $100,000 to any one individual, and (v) awards must be granted at the closing market price on the effective date of the award. The Special Award Committee reports to the Compensation Committee at each regularly scheduled meeting on the awards it has made under this limited authority since its last report. For a description of the equity award procedures that apply to the Special Award Committee, see “Compensation Discussion and Analysis — Long-Term Incentive Awards — Equity Award Procedures” on page 31.

Capital Transaction Committee

On November 20, 2009, the Board formed a Capital Transaction Committee, consisting of the Chairman of the Board and the Chief Executive Officer, so long as the Chief Executive Officer is a member of the Board. The Board granted general authority to the Capital Transaction Committee to approve note issuances, commercial paper transactions and interest rate swaps, but excluding any transaction which includes the issuance of the Company’s common stock or preferred stock or a feature to convert debt to common stock or preferred stock, provided that (i) the aggregate amount of such transactions does not exceed $750 million initial aggregate principal or notional amount in any calendar year and (ii) our debt to EBITDA ratio immediately prior to a contemplated transaction is at or below 2.25x and the consummation of such transaction will not result in our adjusted debt to EBITDA ratio exceeding 2.25x. From time to time, the Board has approved certain capital transactions and granted additional authority to the Capital Transaction Committee to implement such capital transactions. The Capital Transaction Committee reports to the Board on the transactions it approves under the authority granted by the Board.

2010 Meetings

During 2010, there were nine (9) meetings of the Board. During 2010, there were ten (10) meetings held by the Audit Committee and four (4) executive sessions of the Audit Committee to meet with our independent registered public accounting firm, our chief financial officer, our senior vice president-controller and the vice president of corporate audit; six (6) meetings held by the Compensation Committee; three (3) meetings held by the Corporate Governance and Nominating Committee; seven (7) meetings held by the Special Award Committee; and three (3) meetings held by the Capital Transaction Committee. Each incumbent director attended at least 75% of the meetings of the Board and the Board committees of which each was a member during his or her respective tenures.

Executive Sessions and Lead Independent Director

In compliance with the requirements of the NYSE, our Corporate Governance Guidelines require the non-employee directors to meet at least twice annually in regularly scheduled executive sessions. Mr. Sanders, as lead independent director, presides over non-employee director executive sessions. Five (5) executive sessions were held in 2010.

Attendance at Annual Meeting

It is our policy that all directors attend the Annual Meeting. We anticipate that all members of the Board will be present at the Annual Meeting. In 2010, each director attended the annual meeting of stockholders held on May 20, 2010.

Board Leadership Structure and Role in Risk Oversight

The Chairman of the Board and the Chief Executive Officer titles are held by different persons. Mr. Sanders, as the Chairman of the Board, is also the lead independent director. Mr. Young is our CEO. In May 2008, the Company became a stand-alone company as the result of a spin-off by Cadbury, plc (“Cadbury”) which held the Cadbury Schweppes Americas Beverages business group of entities (“CSAB”). At that time, it was decided to separate the Chairman of the Board and the Chief Executive Officer positions. Most important among the considerations was that separation of the Chairman of the Board and the Chief Executive Officer positions allowed our CEO to direct his energy towards operational issues and the Chairman of the Board could focus on governance and other related issues of our new publicly-held company. At this time, the Company believes that separating the Chairman of the Board and the Chief Executive Officer positions enhances the independence of the Board, provides independent business counsel for the Chief Executive Officer, and facilitates the discussion among Board members.

The Board has overall responsibility for oversight of risk and has delegated the responsibility for the risk oversight process to the Audit Committee. The Company is responsible for management of risk and has formed an Enterprise Risk Management Committee, which reports to the Audit Committee at each regularly scheduled meeting. The Audit Committee reports on risk to the Board.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

Other than Mr. Young, who is a director and whose business experience is summarized under “Proposals — Proposal 1: Election of Directors” beginning on page 6, the following is a summary of the business experience of our executive leadership team {ages are as of the date of the Annual Meeting}:

James L. Baldwin, Executive Vice President, General Counsel, age 50, has served as our Executive Vice President, General Counsel and Secretary since the Company’s spin-off in May 2008. From July 2003 to May 2008, he served as Executive Vice President and General Counsel of CSAB. From June 2002 to July 2003, he served as Senior Vice President and General Counsel of Dr Pepper/Seven Up, Inc., from August 1998 to June 2002 as General Counsel of Mott’s LLP and from March 1997 to August 1998 as Vice President and Assistant General Counsel of Dr Pepper/Seven Up, Inc.

Tina S. Barry, Executive Vice President, Corporate Affairs, age 54, has served as our Executive Vice President since December 2010. Prior to that, Ms. Barry served as our Senior Vice President, Corporate Affairs from September 2008 until December 2010. She served as our Vice President, Corporate Communications from May 2008 until September 2008. Prior to joining the Company in May 2008 she was Vice President of Corporate Communications for Kimberly-Clark Corporation, where she served for 23 years in various management positions.

Rodger L. Collins, President, Packaged Beverages, age 53, has served as our President, Packaged Beverages since February 2009. Prior to that, Mr. Collins served in various executive capacities with us and CSAB, including President of Bottling Group Sales and Finished Goods Sales (September 2008 — February 2009); President of Sales for the Bottling Group (October 2007 — September 2008); Midwest Division President for the Bottling Group (January 2005 — October 2007); and Regional Vice President (October 2001 — December 2004).

Martin M. Ellen, Executive Vice President, Chief Financial Officer, age 57, joined the Company in April 2010 as our Executive Vice President, Finance and transitioned into the role of Executive Vice President, Chief Financial Officer in May 2010. Prior to joining the Company, Mr. Ellen served as Senior Vice President — Finance and Chief Financial Officer at Snap-on Incorporated since 2002, where he had responsibility for all of the financial operations at this global publicly-traded company.

Derry L. Hobson, Executive Vice President, Supply Chain, age 60, has served as our Executive Vice President of Supply Chain since the Company’s spin-off in May 2008. From October 2007 to May 2008 Mr. Hobson also served as the Executive Vice President of Supply Chain of CSAB. Mr. Hobson joined CSAB as Senior Vice President of Manufacturing in 2006 through the acquisition of DPSUBG, where he had been Executive Vice President since 1999.

James J. Johnston, Jr., President, Beverage Concentrates and Latin America Beverages, age 54, has served as our President, Beverage Concentrates and Latin America Beverages since September 2009. Prior to that, Mr. Johnston served in various executive capacities with us and CSAB, including President, Beverage Concentrates (November 2008 — September 2009); President of Concentrate Sales (September 2008 — November 2008); President of Finished Goods and Concentrate Sales (October 2007 — September 2008); Executive Vice President of Sales (January 2005 — October 2007); Executive Vice President of Strategy (December 2003 — January 2005); and Senior Vice President of Licensing (October 1997 — December 2003).

Lawrence N. Solomon, Executive Vice President, Human Resources, age 56, has served as our Executive Vice President of Human Resources since the Company’s spin-off in May 2008. From March 2004 to May 2008, he served as the Executive Vice President of Human Resources of CSAB. From May 1999 to March 2004, he served as Senior Vice President of Human Resources for Dr Pepper/Seven Up, Inc., prior to which he served on Cadbury Schweppes, plc global human resources team.

David J. Thomas, Ph.D., Executive Vice President, Research & Development, age 49, has served as our Executive Vice President, Research and Development since December 2010. From spin-off in May 2008 until December 2010, Dr. Thomas served as our Senior Vice President, Research & Development. From November

2006 to May 2008, Dr. Thomas served as the Senior Vice President, Research & Development for CSAB. Dr. Thomas served as Vice President — Global Product Development for Gerber Products from July 2005 until October 2006. Dr. Thomas holds a Ph.D. Degree in Food Science, with an emphasis in Flavor Biochemistry from the University of Wisconsin-Madison.

James R. Trebilcock, Executive Vice President, Marketing, age 53, has served as our Executive Vice President, Marketing since September 2008. From spin-off in May 2008 to September 2008, Mr. Trebilcock served as our Senior Vice President — Marketing. From February 2003 to May 2008, Mr. Trebilcock served as the Senior Vice President — Consumer Marketing of CSAB. Mr. Trebilcock has held various positions in CSAB and its predecessor businesses since July 1987.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 21, 2011, the record date, certain information with respect to the shares of our common stock beneficially owned by (i) stockholders known to us to own more than 5% of the outstanding shares of such classes, (ii) each of our directors and Named Executive Officers, and (iii) all of our executive officers and directors as a group.

	Amount and Nature	Percent of Total	Percent of Total
	of Beneficial	Shares of Common	Voting Power
	Ownership of	Stock Owned	Owned
Name	Common Stock	Beneficially	Beneficially

BENEFICIAL OWNERS OF MORE THAN 5% OF OUR COMMON STOCK
FMR LLC(1)	23,859,665	10.5%	10.5%
82 Devonshire Street Boston, MA 02109
BlackRock Inc.(2)	18,270,624	8.1%	8.1%
40 East 52nd Street New York, NY 10022
The Vanguard Group Inc.(3)	13,272,311	5.8%	5.8%
100 Vanguard Blvd Malvern, PA 19355
Morgan Stanley(4)	13,151,100	5.8%	5.8%
1585 Broadway New York, NY 10036
Cedar Rock Capital Ltd.(5)	11,819,158	5.2%	5.2%
110 Wigmore Street London W1U 3RW United Kingdom
SECURITY OWNERSHIP OF MANAGEMENT
DIRECTORS:
Wayne R. Sanders(6)(7)	74,088	*	*
John L. Adams(6)(8)	34,063	*	*
Terence D. Martin(6)	5,282	*	*
Pamela H. Patsley(6)	4,063	*	*
Joyce M. Roché	1,000	*	*
Ronald G. Rogers(6)	4,063	*	*
Jack L. Stahl(6)	5,079	*	*
M. Anne Szostak(6)	6,563	*	*
Michael F. Weinstein	2,000	*	*
NAMED EXECUTIVE OFFICERS:
Larry D. Young(9)	746,608	*	*
Martin M. Ellen(9)(10)	69,668	*	*
James J. Johnston(9)	159,703	*	*
Rodger L. Collins(9)	141,212	*	*
Derry L. Hobson(9)	122,160	*	*
All other Executive Officers (5 persons)(9)	383,747	*	*
All Executive Officers and Directors as a Group (19 persons)	1,759,299	*	*

*	Less than 1%

(1)	Based on a Schedule 13G/A filed by the stockholder with the SEC on February 14, 2011. Such stockholder has indicated that it has sole voting power to vote 5,514,517 shares and sole dispositive power with respect to all shares.

(2)	Based on a Schedule 13G/A filed by the stockholder with the SEC on February 4, 2011. Such stockholder has indicated that it has sole voting power and sole dispositive power with respect to all shares.

(3)	Based on a Schedule 13G/A filed by the stockholder with the SEC on February 10, 2011. Such stockholder has indicated that it has sole voting power to vote 290,489 shares, sole dispositive power with respect to 12,981,822 shares and shared power to dispose of 290,489 shares.

(4)	Based on a Schedule 13G/A filed jointly by Morgan Stanley and Morgan Stanley Investment Management Limited (25 Cabot Square, Canary Wharf, London E14 4QA, England) with the SEC on February 9, 2011. According to such filing, Morgan Stanley has sole voting power to vote 11,047,823 shares, shared voting power with respect to 573,174 shares and sole dispositive power with respect to all shares. Additionally, according to such filing, Morgan Stanley Investment Management Limited has sole voting power with respect to 10,499,067 shares, shared voting power with respect to 573,174 shares and sole dispositive power with respect to 12,595,565 shares. The securities reported by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Limited, a wholly-owned subsidiary of Morgan Stanley.

(5)	Based on a Schedule 13G filed by the stockholder with the SEC on February 14, 2011. Such stockholder has indicated that it has shared voting power and shared dispositive power with respect to all shares.

(6)	Includes the following shares related to RSUs and dividend equivalent payments made with respect to the RSUs granted under the Omnibus Stock Incentive Plan of 2008 that will vest within 60 days after March 21, 2011:

		Dividend
	RSUs	Equivalent Payments

Wayne R. Sanders	19,715	602
John L. Adams	3,943	120
Terrance D. Martin	5,126	156
Pamela H. Patsley	3,943	120
Ronald G. Rogers	3,943	120
Jack L. Stahl	4,929	150
M. Anne Szostak	3,943	120

(7)	The shares shown include 30,000 shares held in the name of a family trust — Mr. Sanders is a trustee of the family trust and has a pecuniary interest in the shares of the issuer held by the family trust.

(8)	The shares shown include 5,000 shares held by John L. Adams IRA Rollover and 5,000 shares held by John L. Adams IRA SEP Rollover.

(9)	Includes the following shares related to stock options, RSUs and dividend equivalent payments made with respect to the grants under the Omnibus Stock Incentive Plan of 2008 and the Omnibus Stock Incentive Plan of 2009 that, with respect to stock options, the Named Executive Officers and other executive officers have the right to exercise as of March 21, 2011 or will have the right to exercise within 60 days after March 21, 2011 and with respect to RSUs, such RSUs will vest within 60 days after March 21, 2011:

			Dividend Equivalent
	Exercisable Options	RSUs	Payments

Larry D. Young	584,967	94,637	2,892
Martin M. Ellen	42,562	14,797	309
James J. Johnston	118,716	16,561	506
Rodger L. Collins	118,716	16,561	506
Derry L. Hobson	106,312	15,378	470
Other Executive Officers	308,855	45,541	1,392

(10)	The shares shown are owned by Martin Robin Partners, L.P., and Mr. Ellen has a pecuniary interest in the limited partnership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors, certain officers and persons who beneficially own more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock held by such persons. These persons are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and without further inquiry, during 2010 all required forms for our current filing persons were filed on time.

Code of Conduct

We are dedicated to earning the trust of our clients and investors and our actions are guided by the principles of honesty, trustworthiness, integrity, dependability and respect. The Board has adopted a Code of Business Conduct and Ethics that applies to all employees and directors. This Code of Business Conduct and Ethics is posted on our website at www.drpeppersnapplegroup.com under the Investor Center and Corporate Governance captions. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics for our senior financial officers, including the Chief Executive Officer, if any, either by posting such information on our website at www.drpeppersnapplegroup.com under the Investor Center and Corporate Governance captions or by filing a Form 8-K.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We are a leading integrated brand owner, manufacturer and distributor of non-alcoholic beverages in the United States, Canada and Mexico, with a diverse portfolio of flavored carbonated soft drinks (“CSDs”) and non-carbonated beverages (“NCBs”), including ready-to-drink teas, juices, juice drinks and mixers. Our brand portfolio includes popular CSD brands such as Dr Pepper, Sunkist soda, 7UP, A&W, Canada Dry, Crush, Squirt, Peñafiel, Schweppes and Venom Energy, and NCB brands such as Snapple, Mott’s, Hawaiian Punch, Clamato, Rose’s and Mr & Mrs T mixers. Our largest brand, Dr Pepper, is a leading flavored CSD in the United States according to The Nielsen Company. We have some of the most recognized beverage brands in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers.

We were formed in 2008, when Cadbury separated its beverage business in the United States, Canada, Mexico and the Caribbean (the “Americas Beverages business”) from its global confectionery business by contributing the subsidiaries that operated its Americas Beverages business to us. After the separation, we became an independent publicly-traded company listed on the NYSE under the symbol “DPS”.

Maintaining our industry leading brand positions requires a talented and motivated executive team. Our overall executive compensation program is, therefore, designed to be competitive with other leading companies in our industry, considering our size and scale, and also to be competitive with other leading beverage and consumer packaged goods companies of similar size and scale.

Following the spin-off from Cadbury and in an effort to recruit and retain a talented and motivated executive team, we undertook a significant review of our entire compensation program to ensure that its design was compatible with our new position as an independent, NYSE-listed company, which is included in the S&P 500. As a result of this review, the following objectives were established as the basis for our program design and these objectives continue to guide our executive compensation programs:

•	Total compensation targets are designed to be competitive with the companies in the markets in which we compete;

•	Pay is generally performance-based, with our overall performance judged both against internal goals and the performance of competitors;

•	A pay-for-performance culture links compensation to both individual and collective performance and will result in differentiated compensation;

•	A substantial percentage of total compensation is variable, or “at risk”, both through annual incentive compensation and the granting of long-term incentive awards; and

•	Equity incentive awards are used to align the interests of management with those of our stockholders.

To accomplish these objectives, our executive officers’ total compensation is comprised of a mix of base salary, management incentive plan awards (our annual cash incentive program) and long-term incentive awards (equity awards of options and RSUs).

The past year was one of significant strategic and financial accomplishments. Among our key accomplishments were the following:

•	completion of our licensing arrangements with PepsiCo Inc. following its acquisition of The Pepsi Bottling Group, Inc. and PepsiAmericas, Inc., resulting in a one-time cash payment of $900 million before taxes, fees and related expenses;

•	completion of our licensing agreement with The Coca-Cola Company, following its acquisition of the North American Bottling Business of Coca-Cola Enterprises, resulting in a one-time cash payment of $715 million before taxes, fees and related expenses; and

•	repurchase of over $1 billion our common stock and payment of total dividends to our stockholders of $0.80 per share.

In addition to the above events and in spite of a difficult economic environment, the Company increased net sales in fiscal year 2010 compared to fiscal year 2009 by almost 2%. Net income and diluted earnings per share were approximately the same in fiscal year 2010 compared to fiscal year 2009, even though we recorded a $100 million loss in fiscal year 2010 for the early extinguishment of debt in connection with the repurchase of approximately $476 million of the Company’s senior unsecured notes due in 2018.

In 2010, we also adopted Stock Ownership Guidelines for our directors and officers to further align the interests of our directors and executive officers with those of our stockholders.

In 2011, the Compensation Committee discontinued the gross-up payments to our CEO to cover tax costs associated with his personal use of a corporate jet. Additionally, the Compensation Committee is further enhancing our pay-for-performance culture by including performance based equity awards as a part of our long-term equity incentive program.

We believe that the executive compensation decisions made in 2010, as are reflected in the section of this Proxy Statement entitled “Historical Executive Compensation Information”, were necessary to attract and retain our executive management team and that our executive management team was a key factor in our performance.

Role of the Compensation Committee

The Compensation Committee administers our executive compensation program. The Compensation Committee establishes and monitors our overall compensation strategy to ensure that executive compensation supports our business objectives. In carrying out its responsibilities, the Compensation Committee is responsible for setting the compensation of the Chief Executive Officer and all of our other executive officers. As part of this compensation setting process, the Compensation Committee, with assistance from its executive compensation consultant, Mercer, reviews the compensation (including salary, annual incentives, long-term incentives and other benefits) of similarly situated executive officers in our peer group. The Compensation Committee also consults with the other independent directors on the Board before setting annual compensation for the executives. The committee chair regularly reports on committee actions at Board meetings.

For a more complete description of the responsibilities of the Compensation Committee, see “Corporate Governance — Board Committees and Meetings — Compensation Committee” beginning on page 15 and the charter for the Compensation Committee posted on our website at www.drpeppersnapplegroup.com under the Investor Center and Corporate Governance captions.

Role of Compensation Consultant

The Compensation Committee has retained Mercer as its outside executive compensation consultant to advise the Compensation Committee on executive compensation matters. Mercer regularly attends Compensation Committee meetings and reports directly to the Compensation Committee on matters relating to compensation for our executive officers, including the Chief Executive Officer. Please see “Corporate Governance — Board Committees and Meetings — Compensation Committee” beginning on page 15 for a list of Mercer’s duties in 2010. As discussed in that section, the Company uses Mercer for other services that are unrelated to executive compensation. If the Company decides to use Mercer on a significant project, then management will review the decision with the Compensation Committee prior to Mercer’s engagement by the Company.

Role of Company Management

The Chief Executive Officer develops preliminary recommendations regarding compensation matters with respect to all key executives (other than the Chief Executive Officer) and provides these recommendations to the Compensation Committee. The management team is responsible for the administration of the compensation programs once Compensation Committee decisions are finalized.

The Compensation Program

The key components of our current compensation program for our key executives are:

•	base salary;

•	short-term (annual) cash incentives;

•	long-term, equity-based incentives (both time based and performance based); and

•	other benefits.

In 2010, the Compensation Committee reviewed our executive compensation program to determine how well actual compensation targets met our overall philosophy and the compensation in our targeted markets. Overall, the Compensation Committee believes the program remains aligned with our key objectives.

Peer Group

In the second half of 2009, our Compensation Committee, with the assistance of Mercer, reviewed potential peers in light of our new publicly-traded status. As a result, a set of peer companies was identified that were used to calibrate our executive compensation program for 2010. These companies represented leading beverage and consumer packaged goods companies of similar size and scale to us, and include:

Brown-Forman	Del Monte	McCormick
Campbell Soup	General Mills	Molson Coors
Chiquita Brands	Heinz	Ralcorp
Coca-Cola Enterprises*	Hershey	Sara Lee
ConAgra	Hormel
Constellation Brands	J.M. Smucker
Dean Foods	Kellogg

*	Coca-Cola Enterprises was eliminated from the group during 2010 due to its acquisition by The Coca-Cola Company.

Base Salary

Base salary is designed to compensate our key executives in part for their roles and responsibilities and also to provide a stable level of compensation that serves as a retention tool throughout the executive’s career. Salaries are targeted at the median of the market for similar positions in the peer companies. Adjustments are made annually based on individual performance.

In general, base salary is the smallest component of the overall compensation package, assuming that we are achieving or exceeding targeted performance levels for our incentive programs. On average, base salary currently represents approximately 15% to 30% of the total compensation package for the Chief Executive Officer and key executive officers. This is consistent with our philosophy to have low fixed and high “at risk” compensation.

Salary increases for our NEOs (as defined in the first paragraph of “Historical Executive Compensation Information” on page 35) in 2010 were made by the Compensation Committee, considering the challenging economic environment, the level of base salary relative to key comparators and the performance of the given executive. As a result of these actions, the base salaries for our CEO and three other NEOs are near the market median. The salary for Mr. Hobson is above the median, recognizing his outstanding performance in 2009 and the complexity and importance of our Supply Chain function.

Management Incentive Compensation

The Management Incentive Plan (“MIP”), our annual cash incentive program, is designed to reward the achievement of specific pre-set financial results typically measured over the fiscal year. Each participant is assigned an annual incentive target expressed as a percentage of base salary. For the NEOs, these targets ranged from 70% to

125% of base salary. The actual awards are calculated based on year-end salary. For any NEO promoted during the year, the calculation is pro-rated and is based upon the NEO’s actual time in each position, the NEO’s previous base salary and MIP target percentage and new base salary and MIP target percentage.

Specific Plan for 2010

Awards under the MIP for 2010 were based on a series of key financial metrics that reflected the Company’s key objectives for the year. The metrics vary based on the roles and responsibilities of each executive. In addition, a portion of the incentive plan was focused on our drive to improve our Cash Conversion Cycle metric, since this was targeted as a company-wide area of focus for 2010.

In addition to overall financial performance, the Company established a series of key operating metrics to focus various plan participants, including some of our NEOs, on operational excellence in 2010. These operating metrics included the following areas: all channel volume distribution, new route penetration, case fill rate, overall equipment effectiveness and market share. The phrase “operating metrics” is used to capture this portion of the annual incentive plan described below.

The key metrics and weights for our NEOs and other senior executives were as follows:

	CEO and
	Chief Financial	Business Unit	Senior Staff
Metric	Officer	Presidents	Executives

Financial Metrics:
Diluted Earnings Per Share (“EPS”)	60%
Company Net Sales	30%		15%
Company Net Income		40%	40%
Segment Net Sales		15%
Segment Operating Profit (“SOP”)		15%	15%
Operating Metrics		20%	20%
Cash Conversion Cycle	10%	10%	10%

Results for Fiscal Year 2010

Financial Metrics

In fiscal year 2010, the targeted financial goals at the corporate level, the potential payouts for achieving these goals, and the fiscal year 2010 results (against which the targets are measured and as determined by the Compensation Committee) were as follows:

	Potential Payout as a
	Percentage
	of Target
	Target
Metric	100%	Results
	($ in millions except EPS)

EPS(1)	$2.35	$2.45
Company Net Sales	$5,763	$5,636
Company Net Income(1)	$590	$595
Segment Net Sales:
Beverage Concentrates	$1,102	$1,156
Packaged Beverages	$4,317	$4,098
Latin America Beverages	$430	$382
SOP(2):
Beverage Concentrates	$728	$759
Packaged Beverages	$641	$569
Latin America Beverages	$65	$42

(1)	The reconciliation of the fiscal year 2010 results for EPS and Company Net Income to amounts reported by the Company are as follows:

		Company Net Income
	EPS	(in millions)

As reported	$2.17	$528
Adjustments:
Loss on extinguishment of 2018 Notes(a)	.27	65
Tax gain related to the Kraft Indemnity obligations(b)	(.04)	(10)
Loss related to the Williamson strike(c)	.05	12

Results	$2.45	$595

(a)	See discussion in Part 1, Item 7 of the 2010 Form 10-K under the caption “Loss on Early Extinguishment of Debt”.

(b)	See discussion in Part 1, Item 7 of the 2010 Form 10-K under the caption “Interest Expense and Other Income”.

(c)	See discussion in Part 1, Item 7 of the 2010 Form 10-K under the caption “Results of Operation by Segment — Packaged Beverages”. In reporting the results of operations, the Company considered the items in (a) and (b) above to be non-recurring and, as such, would have been excluded when calculating the MIP. The strike at the Williamson, NY manufacturing facility was not reported as a non-recurring item in reporting earnings. However, the Compensation Committee has discretion under the MIP to adjust the results if there is an unanticipated business condition that materially affected the fairness of the goals and unduly influenced the Company’s ability to meet those goals. For fiscal year 2010, the Compensation Committee considered the strategic nature of this strike and concluded that event was an unanticipated business condition that materially affected the fairness of the goals and unduly influenced the Company’s ability to meet those goals. Consequently, the Compensation Committee excluded those costs when considering the achievement of the goals. As a result of that exclusion, the performance against the financial and operating metrics improved and the payments to be made under the MIP for fiscal year 2010 were increased by approximately 8%.

(2)	Certain adjustments were also made to the SOP for each segment to eliminate costs allocated to the segments for certain investments made in the business in fiscal year 2010. These investments were not included in the operating plan for the segment used to calculate the MIP targets for fiscal year 2010.

Operating Metrics

The performance measures for operating metrics for fiscal year 2010 were set at levels that are challenging, but achievable. Since 2010 was the second full year the Company operated as an independent company and used operating metrics as a performance measure for determining incentive compensation, it was difficult to predict achievability. However, the Compensation Committee set such measures at levels that they reasonably believed would contribute to the success of the Company in fiscal year 2010 and expected operations to meet based on the achievable, but challenging standard. For fiscal year 2010, our Compensation Committee determined that results based on various operating metrics were 61.7% of target for the President, Packaged Beverages, 45.2% of target for the President, Beverage Concentrates and Latin America Beverages, and 114.7% of target for the Executive Vice President, Supply Chain. The performance against targets in fiscal year 2010 reflects that operating metrics are being set at challenging levels.

Operating metrics were first used as a performance metric in fiscal year 2009. In that year, the results based on various operating metrics were 112.6% of target for the President, Packaged Beverages, 100.6% of target for the President, Beverage Concentrates and Latin America Beverages, and 107.7% of target for the Executive Vice President, Supply Chain.

Cash Conversion Cycle

The cash conversion cycle metric used by the Company is a standard financial measure that is the arithmetic sum of days of sales outstanding plus the number of days product is in inventory less the number of days payables that are outstanding. In 2010, our first year of using this measure, the Company set a target to improve the cash conversion cycle by 1.3 days. The actual improvement in the cash conversion cycle was 8.5 days bringing the cash conversion cycle to 38.0 days. As a result of this improvement, the performance under this metric was 200% of target for each of our NEOs.

Long-Term Incentive Awards

Overview

Our long-term incentive awards are used to link our performance and increases in stockholder value to the total compensation for our key executives. These awards are also key components of our ability to attract and retain our key executives. The annualized value of the awards to our key executives is intended to be the largest component of our overall compensation package. On average, and assuming performance is on target, these awards currently represent over 50% of the total compensation package for our NEOs, consistent with our emphasis on linking executive pay to stockholder value.

Specific Programs for 2010

Our incentive plans allow for the granting of stock options, restricted stock and RSUs, each linked to our stock price. For 2010, the Compensation Committee believed it was important to continue using equity vehicles to provide alignment with stockholder interests, consistent with our emphasis following our spin-off from Cadbury in 2008. To provide an emphasis on performance through the use of stock options and on retention through the use of time-based RSUs, the Compensation Committee made grants and awards in 2010 to our key executives consisting of 30% stock options and 70% time-based RSUs (weighted by value). The higher weighting in both 2009 and 2010 on RSUs was done primarily to provide additional emphasis on retention in the uncertain economic environment. The Compensation Committee believes that these awards to our key executives will focus attention on building stockholder value over the long-term, reinforce the importance of their roles as stewards of the business, and help to retain the executives.

The following provides more detail about the various award programs:

•	Stock Options: Stock options are granted with an exercise price equal to the closing market price of our common stock on the grant date. Stock options generally vest over a period of three years with one third becoming exercisable on each anniversary of the grant date as long as the recipient is still employed by us on the date of vesting, and generally expire after ten years. Stock options only have value if our stock price appreciates after the options are granted. Our incentive plans prohibit the repricing of any outstanding award.

•	RSUs: RSUs are equivalent in value to one share of our common stock and generally vest on the third anniversary of the award date. RSUs do not generally entitle the recipient to voting rights until the units vest. Holders of RSUs receive a dividend equivalent payment of additional RSUs. These dividend equivalents are governed by the terms of an RSU agreement. The additional RSUs equal: (i) the product of the per-share cash dividend payable with respect to each share of common stock on that date, multiplied by the total number of RSUs which have not been settled or forfeited as of the record date for such dividend, divided by (ii) the closing price of one share of common stock on the payment date of that dividend.

Changes for 2011

In 2011, the Compensation Committee approved a performance share unit (“PSU”) plan. Each PSU is equivalent in value to one share of our common stock. PSUs will vest three years from the beginning date of a pre-determined performance period to the extent the Company has met two performance criteria during the performance period, which criteria are based on: (i) the percentage growth in net income and (ii) the percentage yield from cash flow from operations.

Equity Award Procedures

We have established equity award procedures to develop a consistent practice with respect to the granting of equity-based awards. Under these procedures, the Board, with respect to equity awards to non-executive directors, and the Compensation Committee, with respect to employee awards, may grant equity awards at its first regularly-scheduled meeting in each calendar year (or at any special meeting, so long as this special meeting occurs on or before March 2 of each calendar year), and the effective date of these equity awards will be March 2 (or if not a NYSE trading day, the first NYSE trading day after March 2). The Compensation Committee may also make equity awards to new hires, employees receiving promotions, employees receiving retention grants and persons becoming employees as a result of an acquisition at any regularly scheduled meeting or at any special meeting called for that purpose. The Board may also make equity awards to persons who become new directors at any regularly scheduled meeting or at any special meeting called for that purpose. The Special Award Committee may make awards to employees at any time, but the effective date of such awards is the first business day of the next succeeding month after the Special Award Committee selects employees for awards. Awards by the Special Award Committee are also governed by the limitations established by the Compensation Committee. For a more complete description of the authority and limitations of the Special Award Committee, see “Corporate Governance — Board Committees and Meetings — Special Award Committee” on page 18.

Our equity award procedures require that the exercise or grant price of an equity award equal the closing price of our common stock on the effective date of the award. Our procedures also set forth the procedural and control requirements for granting equity awards.

Benefits

Our benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain high caliber executives. Our primary benefits for executives include participation in our broad-based plans: retirement plans, savings plans, health and dental plans and various insurance plans, including disability and life insurance.

We also provide certain executives, including the NEOs, the following benefits:

•	Supplemental Savings Plan: The only nonqualified deferred compensation plan sponsored by us for NEOs is the Supplemental Savings Plan (the “SSP”), a non-tax qualified defined contribution plan. The SSP is for employees who are actively enrolled in the Savings Incentive Plan (“SIP”) and whose deferrals under the SIP are limited by the Code compensation limitations. Employees may elect to defer up to 75% of their base salary over the compensation limit (established in the Code) to the SSP, and we match 100% of the first 4% of base salary that is contributed by these employees. Employees participating in the SSP are always fully vested in their, as well as our, contributions to the plan.

•	Executive Service Allowance: All NEOs and other key executives receive an annual allowance that can be used for obtaining financial planning, tax preparation services and other related benefits. The executive pays tax on this allowance.

•	Automobile Allowance: We provide our NEOs with an automobile allowance. This benefit provides eligible executives with an opportunity to use their car for both business and personal use in an efficient manner. The executive pays tax on this allowance.

•	Executive Long Term Disability: We provide our NEOs with an executive long term disability program that is supplemental to our group disability program. The executive long term disability program provides a benefit of up to 60% of total target compensation. Total target compensation equals the sum of base pay and target performance based incentive compensation. Executives recognize imputed income for tax purposes for premiums paid for the executive long term disability premiums.

•	Annual Physicals: We provide our NEOs with the opportunity to have executive physicals on an annual basis.

•	Aircraft Usage: As a result of the recommendations contained in an independent, third-party security study, the Board has determined that Mr. Young must travel by corporate jet (chartered or company-owned)

for all business and personal air travel. Per Internal Revenue Service (“IRS”) regulations, our CEO recognizes imputed income on the personal use of a corporate jet at rates established by the IRS. In 2010, the Company grossed up Mr. Young’s base salary for up to $150,000 of income that was attributed to Mr. Young for personal air travel to cover the taxes accruing to Mr. Young as a result of this benefit.

Changes for 2011

In 2011, the Compensation Committee discontinued the gross up of Mr. Young’s base salary to cover the taxes accruing to Mr. Young as a result of his personal use of a corporate jet.

Stock Ownership Guidelines

In 2010, the Company adopted stock ownership guidelines, which provide that (1) the Chief Executive Officer is required to own shares of the Company’s common stock having a value equal to a minimum of five times his or her annual base salary, (2) the Chief Financial Officer, President — Packaged Beverages, and President — Beverage Concentrates and Latin America Beverages, are each required to own shares of the Company’s common stock having a value equal to a minimum of four times their respective annual base salary and (3) all executive vice presidents are required to own shares of the Company’s common stock having a value equal to a minimum of three times their respective annual base salary. There are varying requirements of ownership for other officers of the Company. Non-Executive directors serving on the Board are required to own shares of the Company’s common stock having a value equal to a minimum of three times their respective annual retainer. All unvested time based RSUs shall be included as shares owned for purposes of determining compliance with the guidelines, but unvested performance based RSUs and stock options are excluded from the determination of shares owned for purposes of determining compliance with the guidelines. The officers and directors shall meet such minimum guidelines five years after November 1, 2010 or, if elected or appointed after November 1, 2010, then five years after the date of such election or appointment. Though not yet required, all of the NEOs and all of our non-executive directors met these guidelines as of December 31, 2010. In addition to the Stock Ownership Guidelines, our Insider Trading Policy prohibits directors, officers and employees from entering into hedge transactions which would normally be entered into if an investor thought the market price for the shares was going to decline.

Tax Treatment

Under Section 162(m) of the Code, we generally receive an annual federal income tax deduction for compensation paid to the Chief Executive Officer and the other three most highly paid executives (excluding the chief financial officer) only if the compensation is less than $1 million or is performance-based. The applicable awards granted under the MIP, the Omnibus Stock Incentive Plan of 2008 and the Omnibus Stock Incentive Plan of 2009 are fully tax-deductible for us. RSUs granted under the Omnibus Stock Incentive Plan of 2008 and the Omnibus Stock Incentive Plan of 2009 that vest solely over time are not performance-based compensation and are subject to the limitation of tax deductibility under Section 162(m) of the Code. The Compensation Committee intends to continue seeking a tax deduction to the extent possible for all executive compensation, as long as it is in the best interest of the Company and our stockholders.

Compensation Programs and Risk Taking

At the request of our Compensation Committee, Mercer undertook a detailed review of the Company’s compensation programs in connection with the preparation of this Proxy Statement to determine if disclosure was required under Item 402(s) of Regulation S-K. The risk assessment by Mercer of the Company’s compensation programs focused on areas such as overall program design, balance of short-term and long-term compensation, incentive plan design (type of metrics used, award opportunity and incentive plan leverage) and administrative provisions.

With respect to the overall program design and balance of short-term and long-term compensation, Mercer found that:

•	A significant portion (over 50%) of target total compensation for our executive leadership team is provided in equity and focused on long-term performance for stockholders. With annual compensation accounting for less than half of the targeted package, the structure lessens the ability for excessive short-term financial benefits.

•	The relationship between fixed and variable/at-risk compensation is heavily weighted to incentives, in support of our pay-for-performance philosophy. However, the portion at risk (from approximately 70% to 85%) is consistent with practices at our peer companies.

•	Balance is also provided through an appropriately set cap (200% of target) that limits the upside potential of the MIP:

○	A cap with less upside potential may not generate enough incentive for executives to exceed target;

○	Conversely, a plan that is uncapped may cause excessive risk-taking on the part of the executives in order to maximize short-term compensation; and

○	The only part of the program with uncapped opportunity is stock options. However, the impact of this vehicle is lessened due to vesting of awards over multiple years (versus immediate or very short-term vesting) and its low weighting within the current long-term-incentive plan (30% stock options / 70% RSUs).

With respect to incentive plan risk management, Mercer noted the following:

•	The MIP incorporates multiple financial metrics (EPS, net sales, net income, segment net sales and SOP), operating metrics and other metrics that may be important to the business in a given year. Additional diversification is provided by varying the metrics and weightings based on the focus and responsibilities of each position.

•	Metric performance and subsequent payouts for the MIP are approved by the Compensation Committee.

•	The MIP has a maximum / capped award opportunity.

•	For certain metrics (e.g., EPS), the Compensation Committee may exclude any unusual and/or extraordinary items, which provides protection should formula-driven results result in inappropriate payouts.

With respect to our stock ownership guidelines, Mercer noted that:

•	The guidelines specify that, within a five-year period, executives should hold an amount of Company stock ranging from five times base salary for the Chief Executive Officer down to one times base salary for vice presidents; and

•	The guidelines are consistent with market practices.

Based on these findings, Mercer concluded that (i) the design and balance of short-term and long-term compensation effectively align risk and reward, appropriately balance short-term and long-term incentives and pay mix, the amount of pay at risk is appropriately set for the industry and caps are in place on incentive programs, (ii) incentive plan designs motivate a high degree of business performance through alignment with the Company’s business strategy and contain prudent risk management design through the use of multiple metrics, capped award opportunities, and a process that requires Compensation Committee approval of key elements and (iii) the stock ownership guidelines approved in 2010 further align executives’ interests with stockholders over the long term by requiring executives to keep a significant portion of wealth tied to the Company’s future.

As the result of this risk assessment, Mercer reported to the Compensation Committee and to management that overall the Company’s program is aligned to the interests of its stockholders, appropriately rewards pay for performance and does not promote unnecessary and excessive risk. Based on the review and report of Mercer, the Compensation Committee believes that the Company’s compensation programs do not provide incentives for excessive risk-taking and, therefore, do not encourage Company management or employees to take unreasonable risks relating to the Company’s business.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

In 2010, the Compensation Committee was comprised of Mr. Stahl, Mr. Rogers and Ms. Szostak. The Compensation Committee oversees our compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (through incorporation by reference to this Proxy Statement).

Submitted by the
Compensation Committee of the Board

Jack L. Stahl, Chairman
Ronald G. Rogers
M. Anne Szostak

HISTORICAL EXECUTIVE COMPENSATION INFORMATION

The executive compensation disclosure contained in this section reflects compensation information for 2010. The following disclosure tables provide information for (1) Mr. Young, our President and CEO; (2) Mr. Ellen, our Chief Financial Officer; (3) Mr. Johnston, our President, Beverage Concentrates and Latin America Beverages; (4) Mr. Collins, our President, Packaged Beverages; (5) Mr. Hobson, our Executive Vice President, Supply Chain; and (6) Mr. Stewart, our former Chief Financial Officer. These persons are sometimes herein collectively referred to as “Named Executive Officers” or “NEOs” and individually as “NEO”.

Summary Compensation Table

The following table sets forth information regarding the compensation earned by NEOs in fiscal years 2008, 2009 and 2010.

Summary Compensation Table

										Change in
										Pension Value
										and
										Nonqualified
									Non-Equity	Deferred
					Stock		Option		Incentive Plan	Compensation	All Other
		Salary		Bonus	Awards		Awards		Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)		($)	($)(2)		($)(3)		($)(4)	($)(5)	($)(6)	($)

Larry D. Young	2010	976,923		—	3,324,983		1,424,995		1,614,251	14,693	278,551	7,634,396
President & CEO	2009	934,616	(1)	—	2,519,992		1,079,998		1,839,488	30,619	114,665	6,519,378
	2008	867,308		—	2,399,994		2,328,073		1,643,155	229,831	206,130	7,674,491
Martin M. Ellen	2010	397,789		—	3,543,707	(7)	1,518,745	(7)	459,715	—	179,422	6,099,378
Chief Financial Officer	2009	—		—	—		—		—	—	—	—
	2008	—		—	—		—		—	—	—	—
James J. Johnston	2010	515,385		—	699,993		299,997		422,574	34,419	139,581	2,111,949
Pres. Beverage Concentrates	2009	519,231	(1)	—	629,988		269,998		651,121	70,036	78,370	2,218,744
& Latin America Beverages	2008	454,423		—	419,987		398,682		513,791	57,314	54,690	1,898,887
Rodger L. Collins	2010	517,693		—	699,993		299,997		347,153	—	100,036	1,964,872
Pres. Packaged Beverages	2009	510,000	(1)	—	629,988		269,998		715,633	—	95,638	2,221,257
	2008	452,462		—	419,987		398,682		658,717	—	237,224	2,167,072
Derry L. Hobson	2010	444,231		—	559,976		239,995		329,838	—	84,158	1,658,198
EVP Supply Chain	2009	430,578	(1)	—	1,059,991		239,998		474,654	—	78,108	2,283,329
	2008	376,923		—	389,986		369,576		514,542	—	58,009	1,709,036

Former Chief Financial Officer
John O. Stewart	2010	197,115		—	—		—		204,536	6,963	1,470,691	1,879,305
Former Chief Financial	2009	532,212	(1)	—	629,988		269,998		670,392	13,957	76,723	2,193,270
Officer	2008	509,135		—	599,992		567,463		874,120	94,132	104,339	2,749,181

(1)	Salary disclosed reflects 27 biweekly pay periods that occurred in fiscal year 2009, excluding Mr. Collins who did receive the typical 26 biweekly pay periods because he is on a different payroll system.

(2)	The amounts reported in the Stock Awards column reflect the grant date fair value associated with awards of RSUs to each of the NEOs (amounts do not include any RSUs that have been paid as dividend equivalents subsequent to the date of the award). Even though the awards may be forfeited, the amounts do not reflect this contingency. Assumptions used to calculate these amounts (disregarding forfeiture assumptions) are included in Note 16 “Stock-Based Compensation,” to our Consolidated Financial Statements, which are included in our 2010 Form 10-K. For further information on the stock awards granted in fiscal year 2010, see the Grants of Plan-Based Awards table on page 37.

(3)	The amounts reported in the Option Awards column represent the grant date fair value associated with option grants to each of the NEOs. Even though the awards may be forfeited, the amounts do not reflect this contingency. Assumptions used to calculate these amounts (disregarding forfeiture assumptions) are included in Note 16 “Stock-Based Compensation” to our Consolidated Financial Statements, which are included in our

2010 Form 10-K. For further information on the stock option grants awarded in fiscal year 2010, see the Grants of Plan-Based Awards table on page 37.

(4)	The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by each NEO under the Company’s MIP for fiscal year 2010. In fiscal year 2008, these amounts include amounts earned under the Annual Incentive Plan for 2008 and a performance-based cash award related to the successful spin-off from Cadbury.

(5)	The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent an estimate of the aggregate change during fiscal year 2010 in the actuarial present value of accumulated benefits under the Personal Pension Account Plan and the Pension Equalization Plan (as applicable), as described in more detail in the Pension Benefits table on page 40. The change in the actuarial present value of the accumulated benefits under the plans was determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 715 (“Retirement Benefits”). Assumptions used to calculate these amounts are included in Note 15 “Employee Benefit Plans,” to our Consolidated Financial Statements, which are included in our 2010 Form 10-K.

(6)	“All Other Compensation” for fiscal year 2010 is summarized as follows:

			Disability
	Automobile	Service	Income	Company
	Allowance	Allowance	Premiums	Contributions	Other
	($)	($)	($)(a)	($)(b)	($)(c)	Total ($)

Mr. Young	35,100	24,000	6,778	159,416	53,257	278,551
Mr. Ellen	24,000	20,000	5,042	5,075	125,305	179,422
Mr. Johnston	28,600	19,000	4,665	83,860	3,456	139,581
Mr. Collins	28,600	19,000	6,794	41,350	4,292	100,036
Mr. Hobson	24,700	14,000	7,825	34,962	2,671	84,158

Former Chief Financial Officer
Mr. Stewart	11,000	9,500	—	30,878	1,419,313	1,470,691

(a)	Includes the gross up for taxes to be paid by the NEO on the premium that was included in the NEO’s income.

(b)	The amounts reported in the Company Contributions column represent our matching contributions to the tax-qualified defined contribution plans and non-tax qualified defined contribution plans. The contributions to the tax qualified defined contribution plans for 2010 are as follows: $27,955 for Mr. Young, $5,075 for Mr. Ellen, $30,405 for Mr. Johnston, $17,150 for Mr. Collins, $17,150 for Mr. Hobson and $15,257 for Mr. Stewart. The contributions to the non-tax qualified defined contributions plans for 2010 are as follows: $131,461 for Mr. Young, $53,455 for Mr. Johnston, $24,200 for Mr. Collins, $17,812 for Mr. Hobson and $15,621 for Mr. Stewart.

(c)	The amounts reported in the Other column represent the following costs for fiscal year 2010:

			Legacy	Taxable
	Corporate	Executive	Plan Share	Moving	Severance
	Aircraft	Physicals	Dividends	Expenses	Payments	Total
	($)(i)	($)	($)	($)	($)(ii)	($)

Mr. Young	46,558	—	6,699	—	—	53,257
Mr. Ellen	305	—	—	125,000	—	125,305
Mr. Johnston	—	2,251	1,205	—	—	3,456
Mr. Collins	1,042	2,582	668	—	—	4,292
Mr. Hobson	1,582	—	1,089	—	—	2,671

Former Chief Financial Officer
Mr. Stewart	—	3,853	939	—	1,414,521	1,419,313

(i)	For SEC purposes, the cost of personal use of a corporate aircraft is calculated based on the incremental cost to us. We calculated the incremental cost using costs of charter aircraft and estimated variable costs of operating the aircraft. Fixed costs which do not change based on usage, such as pilot salaries, depreciation of aircraft and cost of maintenance are excluded. Mr. Young’s amount includes a gross up for applicable income taxes.

(ii)	For a discussion of the material terms of Mr. Stewart’s severance payment, see “Compensation Discussion and Analysis — Post-Termination Compensation — Retirement of John Stewart”.

(7)	We entered into a letter of understanding with Mr. Ellen in connection with his employment in 2010. The Letter of Understanding provides that to replace the equity awards that Mr. Ellen lost when he left his previous employer, the Company awarded Mr. Ellen non-qualified stock options and RSUs (comprised of 70% RSUs and 30% stock options) with a total cash value of $3,750,000, vesting ratably over a five-year period.

Grants of Plan-Based Awards

The following table sets forth information regarding equity plan awards and non-equity incentive plan awards by us to our NEOs in fiscal year 2010. For a discussion of the material terms of these awards, see “Compensation Discussion and Analysis — The Compensation Program” and “Historical Executive Compensation Information — Summary Compensation Table.”

Grants of Plan-Based Awards

								All
								Other		Exercise	Grant Date
								Stock	All Other	or	Fair
								Awards:	Options	Base	Value
		Estimated Future Payouts Under			Estimated Future Payouts			Number	Awards:	Price	of Stock
		Non-Equity Incentive			Under Equity Incentive			of Shares	Number of	of	and
		Plan Awards(1)			Plan Awards			of Stock or	Securities	Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Underlying	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(2)	Option (#)(3)	($/Sh)(4)	(5)

Larry D. Young		312,500	1,250,000	2,500,000
	3/2/2010							105,555			3,324,983
	3/2/2010								203,862	31.50	1,424,995
Martin M. Ellen		118,125	472,500	945,000
	4/1/2010							25,894			918,719
	4/1/2010							73,985			2,624,988
	4/1/2010								47,043	35.48	393,750
	4/1/2010								134,408	35.48	1,124,995
James J. Johnston		104,000	416,000	832,000
	3/2/2010							22,222			699,993
	3/2/2010								42,918	31.50	299,997
Rodger L. Collins		104,000	416,000	832,000
	3/2/2010							22,222			699,993
	3/2/2010								42,918	31.50	299,997
Derry L. Hobson		78,750	315,000	630,000
	3/2/2010							17,777			559,976
	3/2/2010								34,334	31.50	239,995

Former Chief Financial Officer
John O. Stewart		102,500	410,000	820,000

(1)	The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represent the potential payouts of annual cash incentive awards granted to our NEOs in fiscal year 2010 under the MIP subject to the achievement of certain performance measures. The actual amount of the awards made to the NEOs and paid in cash is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Represents the number of shares subject to RSU awards made in fiscal year 2010 under the Omnibus Stock Incentive Plan of 2009. All of these awards vest three years from their respective grant dates with the exception of the grant of 73,985 RSUs granted to Mr. Ellen on April 1, 2010 to compensate Mr. Ellen for grants forfeited at his previous employer, which vest ratably over 5 years.

(3)	Represents the number of shares subject to stock option grants made in fiscal year 2010 under the Omnibus Stock Incentive Plan of 2009. All options granted in fiscal year 2010 to NEOs have a term of ten years from the grant date and vest one-third on the first, second and third anniversaries of the grant date, contingent on the NEO continuing his employment with the Company through each date, with the exception of the grant of 134,408 stock options made to Mr. Ellen on April 1, 2010 to compensate Mr. Ellen for grants forfeited at his previous employer, which vest ratably over 5 years.

(4)	The exercise price for the option awards, which were determined based on the closing share price of a share of our common stock on the date of grant.

(5)	Represents the grant date fair value of the equity incentive plan awards, which generally reflects the amount we would expense in our financial statements in accordance with ASC 718 “Stock Compensation” over the award’s vesting schedule, and does not correspond to the actual value that may be realized by or paid to the NEOs.

Outstanding Equity Awards

The following table sets forth information regarding exercisable and unexercisable stock options and vested and unvested equity awards held by each NEO as of December 31, 2010. All such awards relate to shares of our common stock.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
									Incentive	Market
									Plan	or
									Awards:	Payout
				Equity			Number	Market	Number of	Value of
				Incentive			of	Value of	Unearned	Unearned
				Plan Awards:			Shares	Shares or	Shares,	Shares,
		Number of	Number of	Number of			or	Units of	Units or	Units or
		Securities	Securities	Securities			Units of	Stock	Other	Other
		Underlying	Underlying	Underlying			Stock	That	Rights	Rights
		Unexercised	Unexercised	Unexercised	Option	Option	That	Have Not	That Have	That Have
		Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Vested	Not	Not
Name	Grant Date	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)(1)	($)(1)	Vested (#)	Vested ($)

Larry D. Young	5/7/2008	210,305	105,152		25.36	5/7/2018
	3/2/2009	100,778	201,556		13.48	3/2/2019
	3/2/2010		203,862		31.50	3/2/2020
	5/7/2008						96,847	3,405,141
	3/2/2009						191,308	6,726,389
	3/2/2010						107,461	3,778,329
Martin M. Ellen	4/1/2010(2)		134,408		35.48	4/1/2020
	4/1/2010		47,043		35.48	4/1/2020
	4/1/2010(2)						75,001	2,637,035
	4/1/2010						26,250	922,950
James J. Johnston	5/7/2008	36,015	18,007		25.36	5/7/2018
	3/2/2009	25,195	50,388		13.48	3/2/2019
	3/2/2010		42,918		31.50	3/2/2020
	5/7/2008						16,948	595,892
	3/2/2009						47,826	1,681,562
	3/2/2010						22,623	795,425
Rodger L. Collins	5/7/2008	36,015	18,007		25.36	5/7/2018
	3/2/2009	25,195	50,388		13.48	3/2/2019
	3/2/2010		42,918		31.50	3/2/2020
	5/7/2008						16,948	595,892
	3/2/2009						47,826	1,681,562
	3/2/2010						22,623	795,425
Derry L. Hobson	5/7/2008	33,386	16,692		25.36	5/7/2018
	3/2/2009	22,395	44,790		13.48	3/2/2019
	3/2/2010		34,334		31.50	3/2/2020
	5/7/2008						15,737	553,313
	3/2/2009						42,513	1,494,757
	5/18/2009						22,852	803,476
	3/2/2010						18,098	636,326

(1)	Amounts include RSUs attributable to dividend equivalents, which are determined by multiplying the total number of shares or other rights awarded under an equity incentive plan that have not vested times $35.16, the closing price of a share of our common on the NYSE on December 31, 2010.

(2)	Represent stock options and RSUs that were awarded to Mr. Ellen to compensate Mr. Ellen for grants forfeited at his previous employer.

As of December 31, 2010, Mr. Stewart did not hold any stock options or RSU awards.

Options Exercised and Stock Vested

The following table sets forth information regarding RSU awards that have vested and stock options that were exercised by our NEOs during fiscal year 2010.

Options Exercised and Stock Vested

Option Awards
	Number of Shares		Stock Awards
	Acquired on	Value Realized on	Number of Shares	Value Realized
	Exercise	Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Former Chief Financial Officer
John O. Stewart	107,580	1,676,116	42,634	1,593,233

Pension Benefits

The following table sets forth information regarding pension benefits accrued by each NEO under our defined benefit plans and supplemental contractual arrangements for 2010.

Pension Benefits

		Number of Years of	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Larry D. Young	Personal Pension Account Plan	2.67	37,057	—
	Pension Equalization Plan	2.67	273,086	—
James J. Johnston	Personal Pension Account Plan	16.09	288,620	—
	Pension Equalization Plan	16.09	353,149	—
Former Chief Financial Officer
John O. Stewart	Personal Pension Account Plan	2.15	16,727	—
	Pension Equalization Plan	2.15	103,325	115,026

(1)	The actuarial present value of benefits accumulated under the respective plans in accordance with the assumptions included in Note 15 “Employee Benefit Plans,” to our audited Consolidated Financial Statements, which are included in our 2010 Form 10-K. These amounts assume that each NEO retires at age 65. The discount rate used to determine the present value of accumulated benefits is 5.60%. The present values assume no pre-retirement mortality and utilize the RP2000 healthy white collar male and female tables, projected to calendar year 2015.

Personal Pension Account Plan

NEOs, other than Mr. Ellen, Mr. Collins and Mr. Hobson, are provided with retirement benefits under our personal pension account plan (the “PPA Plan”), a tax-qualified defined benefit pension plan covering full-time and part-time employees with at least one year of service who were actively employed (other than former bottling group employees) as of December 31, 2006. The PPA Plan was closed to employees who were hired after December 31, 2006. Further, as of December 31, 2008, all future pay and service credits to the PPA Plan have been frozen. However, the PPA Plan does provide a minimum annual interest credit on individual account balances of 5%.

Participants fully vest in their retirement benefits after three years of service or upon attaining age 65. Participants are also eligible for early retirement benefits if they separate from service on or after attaining age 55 with 10 years of service. Participants who leave the Company before they are fully vested in their retirement benefit forfeit their accrued benefit under the PPA Plan.

The Code places limitations on compensation and pension benefits for tax-qualified defined benefit plans such as the PPA Plan. We have established a non-qualified supplemental defined benefit pension program (our Pension Equalization Plan), as discussed below, to restore some of the pension benefits limited by the Code.

Pension Equalization Plan

We sponsor a pension equalization plan (the “PEP”), an unfunded, non-tax qualified excess defined benefit plan covering key employees who were actively employed as of December 31, 2006 and whose base salary exceeded certain statutory limits imposed by the Code. As with the PPA Plan, the PEP was closed to employees who were hired after December 31, 2006 and as of December 31, 2008, all future pay and service credits to the PEP have been frozen. However, the PEP does provide a minimum annual interest credit on individual account balances of 5%.

The purpose of the PEP is to restore to PEP participants any PPA Plan benefits that are limited by statutory restrictions imposed by the Code that are taken into consideration when determining their PPA Plan benefits. Participants fully vest in their benefits under the PEP after three years of service. Participants who voluntarily resign from service before they are vested in their benefits under the PEP forfeit their unvested accrued benefit. Participants who are terminated without “cause” or resign for “good reason” are entitled to have their unvested accrued benefits under the PEP automatically vested.

In addition, pursuant to the terms of the executive employment agreements, if any NEO is terminated without “cause” or resigns for “good reason” and is not vested in his accrued benefit under the PPA Plan, such NEO will be entitled to have his accrued and unvested benefits under the PPA Plan paid under the PEP. As of December 31, 2009, all NEOs (other than Mr. Ellen, Mr. Collins and Mr. Hobson who do not participate in the PPA Plan) have vested in their accrued benefits under the PPA Plan. Since Mr. Ellen, Mr. Collins and Mr. Hobson are not participants in the PPA Plan, they receive no benefits under the PEP.

Deferred Compensation

Savings Incentive Plan

The SIP, a tax-qualified 401(k) defined contribution plan, permits participants to contribute up to 75% of their base salary in the SIP within certain statutory limitations under the Code and we match 100% of the first 4% of base salary, on a per paycheck basis, that is deferred to the SIP by a participant. Employees participating in the SIP are always fully vested in their, as well as our, contributions to the plan. Participants self-direct the investment of their account balances among various mutual funds. All of our NEOs participate in the SIP.

Also as part of the SIP, we offer an enhanced defined contribution component (the “EDC”) on a tax-qualified basis to the SIP plan account. The EDC provides a contribution equal to 3% of eligible compensation to individual accounts annually. EDC contributions are 100% vested after three years of service with the Company.

Supplemental Savings Plan

The SSP is a nonqualified deferred compensation plan sponsored by the Company in 2010 for NEOs, and is a non-tax qualified defined contribution plan. The SSP is for employees who are actively enrolled in the SIP and whose deferrals under the SIP are limited by Code compensation limitations. Employees may elect to defer up to 75% of their base salary over the Code compensation limit to the SSP, and we match 100% of the first 4% of base salary, on a per paycheck basis, that is contributed by these employees. Employees participating in the SSP are always fully vested in their, as well as our, contributions to the plan. Participants self-direct the investment of their account balances among various mutual funds. In 2010, all of our NEOs, except Mr. Ellen, participated in the SSP.

Also as part of the SSP, we offer an enhanced defined contribution component (the “Non-qualified EDC”) on a non-tax qualified basis to the SSP plan account. The Non-qualified EDC provides a contribution equal to 3% of eligible compensation over statutory pay limits to individual accounts annually. The Non-qualified EDC contributions are 100% vested after three years of service with the Company or prior affiliates.

The SSP also offers our executive officers the opportunity to defer up to 100% of their annual bonus. Participants will make yearly elections on payout options of bonus deferrals under the plan. Vesting is immediate and the participant has multiple distribution options available during each annual enrollment period. Participants self-direct the investment of their account balances among various mutual funds.

The following table sets forth information regarding the nonqualified deferred compensation under the SSP for each NEO in fiscal year 2010.

Non-qualified Defined Contribution and Deferred Compensation Plans

		Registrant
	Executive	Contributions	Aggregate	Aggregate	Aggregate
	Contributions in	in Last	Earnings	Withdrawals/	Balance at
	Last Fiscal Year	Fiscal Year($)	in Last	Distributions	Last FYE
Name	($)(1)	(2)	Fiscal Year ($)(3)	($)	($)

Larry D. Young	87,831	131,461	47,461		568,148
James J. Johnston	24,335	53,455	19,428		235,739
Rodger L. Collins	377,000	24,200	63,330		691,170
Derry L. Hobson	292,454	17,812	34,840		608,009

Former Chief Financial Officer
John O. Stewart	660,532	15,621	163,735	826,352	977,839

Not included in the table above are the Non-qualified EDC Contributions funded on January 31, 2011, which are as follows:

Larry D. Young	$218,570
James J. Johnston	$87,543
Rodger L. Collins	$29,650
Derry L. Hobson	$20,217

Former Chief Financial Officer
John O. Stewart	$18,675

(1)	Aggregate amount of contributions made by our NEOs to the SSP in fiscal year 2010.

(2)	Aggregate amount of the Company’s contributions to the NEOs’ accounts under the SSP in fiscal year 2010.

(3)	Aggregate amount of earnings credited to the NEOs’ accounts under the SSP in fiscal year 2010.

Post-Termination Compensation

Retirement of John Stewart

John O. Stewart, our former chief financial officer, advised the Board that he was retiring and separated from the Company on May 21, 2010. Pursuant to a letter agreement with the Company, Mr. Stewart received certain benefits, as if he were terminated “without cause” under his executive employment agreement and certain equity incentive awards with us vested through his separation date. Additionally, in consideration of Mr. Stewart’s employment until his separation date and his meeting certain performance requirements, certain remaining unvested RSU awards and remaining unvested stock option grants fully vested on his separation date.

Pursuant to his executive employment agreement, Mr. Stewart received cash payments totaling $1,414,521 consisting of the following:

(1)	$476,252 of salary continuation payments, which reflects the offset of Mr. Stewart’s base salary and target annual bonus at his new employer;

(2)	$922,500, equal to 12 months of his annual base salary and 100% of his MIP target award; and

(3)	$15,769 for accrued unused vacation up to his separation date.

Mr. Stewart continued to receive medical, dental and vision benefits until December 2010, when he obtained other employment. Mr. Stewart received outplacement services and certain payments under the qualified and non-qualified pension plans.

In addition, Mr. Stewart will receive a lump sum cash payment equal to his MIP payment for fiscal year 2010, pro-rated through his separation date and based on the actual performance targets achieved, which will be payable when such awards are paid under the MIP to all employees.

Executive Employment Agreements

Mr. Young and Mr. Hobson have executive employment agreements with us. Each of the executive employment agreements was entered into in October 2007 and has a term of 10 years. Each agreement includes non-competition and non-solicitation provisions, which provide that the executive will not, for a period of one year after termination of employment, (i) become engaged with companies that are in competition with us, including but not limited to a predetermined list of companies or (ii) solicit or attempt to entice away any of our employees or customers.

The executive employment agreements of Mr. Young and Mr. Hobson each provide that severance payments occur and salary and benefits continue if termination of employment occurs without “cause” or if the executive leaves for “good reason”. Under the executive employment agreements:

(A) “cause” is defined as termination of the executive’s employment for his:

•	willful failure to substantially perform his duties,

•	breach of a duty of loyalty toward the Company,

•	commission of an act of dishonesty toward the Company, theft of our corporate property, or usurpation of our corporate opportunities,

•	unethical business conduct including any violation of law connected with the executive’s employment, or

•	conviction of any felony involving dishonest or immoral conduct; and

(B) “good reason” is defined as a resignation by the executive for any of the following reasons:

•	our failure to perform any of our material obligations under the employment agreement,

•	a relocation by us of the executive’s principal place of employment to a site outside a 50 mile radius of the current site of the principal place of employment, or

•	the failure by a successor acquirer to assume the employment agreement.

In the event we terminate Mr. Young’s employment “without cause” or he resigns for “good reason” during the employment term, he is entitled to the equivalent of 5.625 times base salary made up as follows:

(1)	salary continuation for up to 15 months equal to his annual base salary and his target award under the MIP (subject to mitigation for new employment);

(2)	a lump sum salary payment equal to 15 months of his annual base salary; and

(3)	a lump sum cash payment equal to 125% of his target award under the MIP.

In addition, Mr. Young will receive a lump sum cash payment equal to his MIP payment, pro-rated through the employment termination date and based on the actual performance targets achieved for the year in which such termination of employment occurred and payable when such awards are paid under the plan to all employees.

Mr. Young will continue to receive medical, dental and vision benefits until other employment is obtained, but not to exceed the salary continuation period. Mr. Young will also be entitled to receive outplacement services and certain payments under the qualified and non-qualified pension plans. See discussion of pension benefits to be paid under the PPA Plan under “Pension Benefits — Personal Pension Account Plan” on page 40 and the PEP under “Pension Benefits — Pension Equalization Plan” on page 41.

In the event we terminate Mr. Hobson’s employment “without cause” or he resigns for “good reason” during the employment term, he is entitled to the equivalent of 2.55 times base salary made up as follows:

(1)	salary continuation for up to nine months equal to his annual base salary and 75% of his target award under the MIP (subject to mitigation for new employment);

(2)	a lump sum salary payment equal to nine months of his annual base salary; and

(3)	a lump sum cash payment equal to 75% of his target award under the MIP.

In addition, Mr. Hobson will receive a lump sum cash payment equal to his MIP payment, pro-rated through the employment termination date and based on the actual performance targets achieved for the year in which such termination of employment occurred and payable when such awards are paid under the plan to all employees.

Mr. Hobson will continue to receive medical, dental and vision benefits until other employment is obtained, but not to exceed the salary continuation period. Mr. Hobson will also be entitled to receive outplacement services and certain payments under the qualified and non-qualified plans.

Letters of Understanding

Historically, Cadbury entered into executive employment agreements with our executive officers. During our review of our compensation program following the spin-off from Cadbury, we decided that we will not be entering into executive employment agreements with future executive officers. As a result, when we hire a new executive or a current executive is promoted, the executive will receive an offer letter which we refer to as “letters of understanding.” Mr. Ellen received a letter of understanding outlining the conditions of his employment with us. When Mr. Johnston and Mr. Collins received promotions in 2008, each received a letter of understanding in replacement for his executive employment agreement with us. The letters of understanding have no term.

In the event Mr. Ellen’s, Mr. Johnston’s or Mr. Collins’ employment is involuntarily terminated, each is entitled to receive severance benefits under our Severance Pay Plan for Salaried Employees (“Severance Pay Plan”), which benefits include:

(1)	Mr. Ellen will receive a lump sum severance payment equal to 4.0 times his annual base salary, while Mr. Johnston and Mr. Collins will receive a lump sum severance payment equal to 3.5 times their annual base salary; and

(2)	a lump sum cash payment equal to their MIP payment, pro-rated through the employment termination date and based on the actual performance targets achieved for the year in which such termination of employment occurred and payable when such awards are paid under the plan to all employees.

Under the Severance Pay Plan, Mr. Johnston is entitled to outplacement services and certain payments under the qualified and non-qualified pension plans. See discussion of pension benefits to be paid under the PPA Plan under “Pension Benefits— Personal Pension Account Plan” on page 40 and the PEP under “Pension Benefits— Pension Equalization Plan” on page 41.

Under the Severance Pay Plan, each of Mr. Ellen and Mr. Collins is entitled to outplacement services and certain payments under the qualified and non-qualified savings plans.

Neither Mr. Ellen, Mr. Johnston nor Mr. Collins would be eligible for severance under the Severance Pay Plan, if he were terminated (i) for cause, (ii) because of inadequate or unsatisfactory performance, (iii) as the result of misconduct (including mismanagement of a position of employment by action or inaction, neglect that jeopardizes the life or property of another, intentional wrongdoing or malfeasance, intentional violation of a law, or violation of a policy or rule adopted to ensure the orderly work and the safety of employees), (iv) for gross neglect in job performance or (v) because his position is eliminated and he refuses to accept another position, with generally comparable base salary and incentive compensation, that is located no more than 50 miles from their former office, or it does not cause a significant detrimental impact to the executives that commute. (These items are hereinafter referred to as “Disqualifying Conditions”.)

Mr. Ellen, Mr. Johnston and Mr. Collins have each signed a non-compete agreement, which provides each will not, for a period of one year after termination of employment, (i) become engaged with companies that are in competition with us, including but not limited to a predetermined list of companies or (ii) solicit or attempt to entice away any of our employees or customers.

Change in Control

The Compensation Committee believes that severance benefits and/or change of control benefits are necessary in order to attract and retain the caliber and quality of executive that we need in our most senior positions. The Compensation Committee approved a Change in Control Severance Plan in February 2009. The Change in Control Severance Plan generally provides that a payment will be made to a plan participant if there is a change in control of the Company and, within two years after the change in control, the participant’s employment is terminated or the participant voluntarily terminates his employment under certain adverse circumstances, including a significant adverse change in responsibilities of his position. The Compensation Committee determined that Mr. Young, Mr. Ellen, Mr. Johnston, Mr. Collins and Mr. Hobson should participate in the Change in Control Severance Plan. The levels of payments and benefits available upon termination were set to be comparable to those provided within our peer group, and are as follows: (a) Mr. Young, as our CEO, is entitled to a payment equal to 3.0 times the sum of his base salary, plus his annual bonus; (b) Mr. Ellen, as Chief Financial Officer, is entitled to a payment equal to 2.75 times the sum of his base salary, plus his annual bonus; (c) Mr. Johnston and Mr. Collins would each be entitled to a payment equal to 2.5 times the sum of their respective base salary, plus their respective annual bonus; and (d) Mr. Hobson would be entitled to a payment equal to 2.0 times the sum of his base salary, plus his annual bonus. Payments under the Change in Control Severance Plan will be grossed up to cover any applicable excise taxes under section 4999 of the Code (the “280G gross up payment”). Termination payments may be reduced by 10% to avoid the excise tax and 280G gross up payment.

In addition, plan participants also receive other benefits, including benefit continuation for the number of years equal to their payment multiplier, payment of unvested and vested qualified and non-qualified pension benefits and outplacement services.

Tables of Potential Payments and Assumptions

The following tables below outline the potential payments to Mr. Young, Mr. Ellen, Mr. Johnston, Mr. Collins and Mr. Hobson upon the occurrence of various termination events, including “termination for cause” or “not for good reason,” “termination without cause” or “for good reason” or “termination due to death or disability” or “voluntary termination” or “with Disqualifying Conditions.” Also, the table reflects potential payments related to change-in-control and subsequent qualified termination within a specified window. The following assumptions apply with respect to the tables below and any termination of employment of an NEO:

•	The tables include estimates of amounts that would have been paid to: (i) Mr. Young and Mr. Hobson assuming a termination event occurred on December 31, 2010 and (ii) Mr. Ellen, Mr. Johnston and Mr. Collins in the event they terminate their employment voluntarily or with Disqualifying Conditions or their employment is terminated involuntarily without Disqualifying Conditions on December 31, 2010. The employment of these NEOs did not actually terminate on December 31, 2010, and as a result, these NEOs did not receive any of the amounts shown in the tables below. The actual amounts to be paid to a NEO in connection with a termination event can only be determined at the time of such termination event.

•	The tables assume that the price of a share of our common stock is $35.16 per share, the closing market price per share on the NYSE on December 31, 2010.

•	Each NEO is entitled to receive amounts earned during the term of his employment regardless of the manner of termination. These amounts include accrued base salary, accrued vacation time and other employee benefits to which the NEO was entitled on the date of termination, and are not shown in the tables below.

•	For purposes of the tables below, the specific definitions of “cause” and “good reason” are defined in the executive employment agreements for Messrs. Young and Hobson and are described in the section entitled “Executive Employment Agreements”.

•	To receive the benefits under the executive employment agreements, Mr. Young and Mr. Hobson are each respectively required to provide a general release of claims against us and our affiliates. The benefits are also subject to mitigation for new employment. In addition, if Mr. Young or Mr. Hobson receives severance payments under his executive employment agreement, he will not be entitled to receive any severance benefits under our Severance Pay Plan.

•	The tables are as of December 31, 2010.

										Termination
										Without
		Termination					Termination			Cause or
		for Cause					Without Cause			For Good
		or Not for					or for		Change in	Reason
		Good					Good		Control	following
Name	Compensation Element	Reason	Death		Disability		Reason		(“CIC”)	CIC(8)

Larry Young	Salary Continuation Payments	—	—		—		$2,812,500	(1)	—	—
	Lump Sum Cash Payments	—	—		—		$1,250,000	(2)	—	$6,750,000
	Lump Sum Target Award MIP Payment	—	—		—		$1,562,500	(3)	—	—
	Lump Sum 2010 MIP Payment	—	$1,250,000	(4)	$1,250,000	(4)	$1,614,251	(4)	—	—
	Medical, Dental and Vision Benefits Continuation	—	—		—		$15,614	(5)	—	$37,473
	Outplacement Services	—	—		—		$75,000		—	$75,000
	Accelerated Equity Payments
	RSUs(6)	—	$13,909,859		$8,164,292		$8,164,292		$13,909,859	$13,909,859
	Stock Options(7)	—	$6,146,359		$2,694,978		$2,694,978		$6,146,359	$6,146,359

	TOTAL	—	$21,306,218		$12,109,270		$18,189,135		$20,056,218	$26,918,691

										Termination
		Termination					Termination			Without
		for Cause					Without Cause			Cause or
		or Not for					or for			For Good
		Good					Good			Reason
Name	Compensation Element	Reason	Death		Disability		Reason		CIC	following CIC(8)

Martin Ellen	Salary Continuation Payments	—	—		—		—		—	—
	Lump Sum Cash Payments	—	—		—		$2,100,000	(2)	—	$2,743,125
	Lump Sum Target Award MIP Payment	—	—		—				—	—
	Lump Sum 2010 MIP Payment	—	$472,500	(4)	$472,500	(4)	$459,715	(4)	—	—
	Medical, Dental and Vision Benefits Continuation	—	—		—		—		—	$34,350
	Outplacement Services	—	—		—		$7,250		—	$7,250
	Accelerated Equity Payments RSUs(6)	—	$3,558,930		$889,733		$889,733		$3,558,930	$3,558,930
	Stock Options(7)	—	—		—		—		—	—

	TOTAL	—	$4,031,430		$1,362,233		$3,456,698		$3,558,930	$6,343,655

										Termination
										Without
		Termination					Termination			Cause or
		for Cause					Without Cause			For Good
		or Not for					or for			Reason
		Good					Good			following
Name	Compensation Element	Reason	Death		Disability		Reason		CIC	CIC (8)

Jim Johnston	Salary Continuation Payments	—	—		—		—		—	—
	Lump Sum Cash Payments	—	—		—		$1,820,000	(2)	—	$2,340,000
	Lump Sum Target Award MIP Payment	—	—		—		—		—	—
	Lump Sum 2010 MIP Payment	—	$416,000	(4)	$416,000	(4)	$422,574	(4)	—	—
	Medical, Dental and Vision Benefits Continuation	—	—		—		—		—	$43,678
	Outplacement Services	—	—		—		$7,250		—	$7,250
	Accelerated Equity Payments
	RSUs(6)	—	$3,072,879		$1,773,894		$1,773,894		$3,072,879	$3,072,879
	Stock Options(7)	—	$1,425,960		$612,635		$612,635		$1,425,960	$1,425,960

	TOTAL	—	$4,914,839		$2,802,529		$4,636,353		$4,498,839	$6,889,767

										Termination
		Termination					Termination			Without Cause
		for Cause					Without Cause			or For Good
		or Not for					or for			Reason
		Good					Good			following
Name	Compensation Element	Reason	Death		Disability		Reason		CIC	CIC(8)

Rodger Collins	Salary Continuation Payments	—	—		—		—		—	—
	Lump Sum Cash Payments	—	—		—		$1,820,000	(2)	—	$2,339,999
	Lump Sum Target Award MIP Payment	—	—		—		—		—	—
	Lump Sum 2010 MIP Payment	—	$416,000	(4)	$416,000	(4)	$347,153	(4)	—	—
	Medical, Dental and Vision Benefits Continuation	—	—		—		—		—	$28,888
	Outplacement Services	—	—		—		$7,250		—	$7,250
	Accelerated Equity Payments
	RSUs(6)	—	$3,072,879		$1,773,894		$1,773,894		$3,072,879	$3,072,879
	Stock Options(7)	—	$1,425,960		$612,635		$612,635		$1,425,960	$1,425,960

	TOTAL	—	$4,914,839		$2,802,529		$4,560,932		$4,498,839	$6,874,976

										Termination
										Without
		Termination					Termination			Cause or
		for Cause					Without Cause			For Good
		or Not for					or for			Reason
		Good					Good			following
Name	Compensation Element	Reason	Death		Disability		Reason		CIC	CIC(8)

Derry Hobson	Salary Continuation Payments	—	—		—		$573,750	(1)	—	—
	Lump Sum Cash Payments	—	—		—		$337,500	(2)	—	$1,530,000
	Lump Sum Target Award MIP Payment	—	—		—		$236,250	(3)	—	—
	Lump Sum 2010 MIP Payment	—	$315,000	(4)	$315,000	(4)	$329,838	(4)	—	—
	Medical, Dental and Vision Benefits Continuation	—	—		—		$8,198	(5)	—	$21,862
	Outplacement Services	—	—		—		$7,250		—	$7,250
	Accelerated Equity Payments
	RSUs(6)	—	$3,487,872		$2,012,085		$2,012,085		$3,487,872	$3,487,872
	Stock Options(7)	—	$1,260,291		$545,094		$545,094		$1,260,291	$1,260,291

	TOTAL	—	$5,063,163		$2,872,179		$4,049,965		$4,748,163	$6,307,275

(1)	The amounts shown represent salary continuation in an amount equal to (x) annual base salary and (y) target award under the MIP. The amounts shown represent 125% for Mr. Young and 75% for Mr. Hobson, in each case, according to the terms of their respective executive employment agreements.

(2)	The amounts shown represent lump sum cash payments equal (a) 125% of the annual base salary for Mr. Young and 75% of the annual base salary for Mr. Hobson under their executive employment agreements and (b) 400%, 350% and 350% of the annual base salary for each of Mr. Ellen, Mr. Johnston and Mr. Collins, respectively, under the Company’s Severance Pay Plan.

(3)	The amounts shown represent lump sum payments under the MIP equal to 125% of the target award for Mr. Young, and 75% of the target award for Mr. Hobson under their respective executive employment agreements.

(4)	The amounts shown under the “Death” and “Disability” columns represent each NEO’s target award under the MIP, pro-rated through the assumed employment termination date. The amounts shown under the “Termination Without Cause or for Good Reason” column represent lump sum cash payments equal to each NEO’s 2010 MIP payment, pro-rated through the assumed employment termination date and based on the actual performance targets achieved for the year in which such assumed termination of employment occurred. The amounts are paid to Messrs. Young and Hobson under their executive employment agreements and to Messrs. Ellen, Johnston and Collins under the Company’s Severance Pay Plan.

(5)	The amounts shown represent the combined cash value of benefits continuation over the salary continuation period under the executive employment agreements of Mr. Young and Mr. Hobson.

(6)	The amounts shown represent the value of unvested RSU awards and dividend equivalent payments under the Omnibus Stock Incentive Plan of 2008 and the Omnibus Stock Incentive Plan of 2009 that vest under the occurrence of the specific event.

(7)	The amounts shown represent the value of the unvested stock options under the Omnibus Stock Incentive Plan of 2008 and the Omnibus Stock Incentive Plan of 2009 that vest under the occurrence of the specific event. These stock options remain exercisable for 90 days from the employment termination date.

(8)	The amounts shown represent the value to be delivered to an executive upon a termination without cause by the employer or a termination for good reason by the employee within a 2-year period following a CIC under the Change in Control Severance Plan. The amounts shown in the lump sum cash payments row equal 300%, 275%, 250%, 250% and 200% of annual base salary and target award under the MIP for Mr. Young, Mr. Ellen, Mr. Johnston, Mr. Collins and Mr. Hobson, respectively. The full acceleration value of equity awards is also included due to the CIC event that preceded the termination under this scenario.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

The following table summarizes certain information related to our equity award plans as of December 31, 2010.

Equity Compensation Plan Information

Number of
Securities
Remaining
	Number of		Available for
	Securities to be		Future Issuance
	Issued Upon		under Equity
	Exercise of	Weighted Average	Compensation
	Outstanding	Exercise Price of	Plans (Excluding
	Options,	Outstanding	Securities
	Warrants and	Options, Warrants	Reflected in Initial
Plan Category	Rights	and Rights	Column)

Equity Compensation Plans approved by stockholders
Omnibus Stock Incentive Plan of 2009(1)	1,783,976	$15.03	18,210,024	(3)
Omnibus Stock Incentive Plan of 2008(2)	4,279,903	$7.90	—
Equity Compensation Plans not approved by stockholders	—	—	—

Total	6,063,879	$10.00	18,210,024

(1)	Represents 956,066 RSUs that have been awarded and 827,910 stock options that have been granted under the Omnibus Stock Incentive Plan of 2009. The stock options have a weighted average exercise price of $32.39 and weighted average contractual term of 9.2 years.

(2)	Represents 2,487,409 RSUs that have been awarded and 1,792,494 stock options that have been granted under the Omnibus Stock Incentive Plan of 2008. The stock options have a weighted average exercise price of $18.87 and weighted average contractual term of 7.8 years.

(3)	Represents awards authorized for future grants under the Omnibus Stock Incentive Plan of 2009.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board was comprised of Mr. Martin, Ms. Patsley and Mr. Adams during 2010. All of such Audit Committee members are independent as defined in the current NYSE listing standards.

On May 19, 2010, the Board approved a revised Audit Committee Charter, setting forth the duties and responsibilities of the Audit Committee. In addition to the activities described in this report, in 2010 the Audit Committee has performed the duties set forth in its written charter, including, but not limited to, regularly reviewing and discussing the Company’s activities with respect to risk assessment and risk management, and receiving regular reports regarding the Company’s compliance program.

Management has primary responsibility for the financial statements, financial reporting and the overall system of internal control over financial reporting. The Audit Committee has reviewed and discussed the Company’s financial statements with management and management’s evaluation and assessment of the effectiveness of internal control over financial reporting.

Deloitte & Touche, our independent registered public accounting firm for fiscal year 2010, is responsible for auditing the financial statements and expressing an opinion on the fairness of the financial statements and their conformity with generally accepted accounting principles and for auditing of internal control over financial reporting and expressing an opinion on its effectiveness. The Audit Committee has discussed with Deloitte & Touche, with and without management present, the financial statement audit, its evaluation of effectiveness of internal controls and the overall quality of financial reporting. We have discussed with Deloitte & Touche the matters that are required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) in Rule AU 380 (Communication with Audit Committees). Deloitte & Touche has provided to the Audit Committee the written disclosures and the letter regarding its independence as set forth in the applicable requirements of the PCAOB and the Audit Committee has discussed Deloitte & Touche’s independence with Deloitte & Touche. The Audit Committee also concluded that Deloitte & Touche’s provision of non-audit services is compatible with Deloitte & Touche’s independence.

Based on the considerations referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and that Deloitte & Touche be appointed our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Submitted by the
Audit Committee of the Board:

Terence D. Martin (Chairman)
John L. Adams
Pamela H. Patsley

THE ABOVE REPORTS OF THE COMPENSATION COMMITTEE AND AUDIT COMMITTEE WILL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH OR INCORPORATED BY REFERENCE INTO ANY FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE EITHER SUCH REPORT BY REFERENCE.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2010, the Compensation Committee was composed of Jack L. Stahl, Ronald G. Rogers and M. Anne Szostak. No member of the Compensation Committee was an officer or employee of ours or any of our subsidiaries. None of our executive officers served on the Board or on the compensation committee of any other entity, for which any officers of such other entity served either on the Board or on our Compensation Committee. For information on insider participation, see “Certain Transactions.”

CERTAIN TRANSACTIONS

All new or continuing related party transactions will be reviewed by the Board, the Corporate Governance and Nominating Committee or the Compensation Committee, as appropriate, to ensure the transactions are fair to us.

Michael F. Weinstein is a co-founder of INOV8, owning in excess of forty percent of the equity in INOV8. INOV8 owns a majority of the equity in Hydrive Energy LLC (the “LLC”) which has developed the energy drink HYDRIVE. The Company distributes HYDRIVE and owns a minority interest in the LLC. In fiscal year 2010, the Company paid the LLC approximately $5.0 million for product, which the Company resold. As a result of this relationship, Mr. Weinstein is not an independent director and will not serve on any committee which requires independent directors.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS WITH MULTIPLE STOCKHOLDERS

If you have consented to the delivery of only one Notice, Annual Report or set of proxy materials, as applicable, to multiple Dr Pepper Snapple Group, Inc. stockholders who share your address, then only one Notice, Annual Report or set of proxy materials, as applicable, is being delivered to your household unless we have received contrary instructions from one or more of the stockholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the Notice, Annual Report or set of proxy materials, as applicable, to any stockholder at your address. If you wish to receive a separate copy of the Notice, Annual Report or set of proxy materials, as applicable, you may call us at (972) 673-7000 (please ask for Investor Relations) or write to us at Dr Pepper Snapple Group, Inc., Attn: Investor Relations, 5301 Legacy Drive, Plano, Texas 75024. Stockholders sharing an address who now receive multiple copies of the Notice, Annual Report or set of proxy materials, as applicable, may request delivery of a single copy by calling us at the above number or writing to us at the above address.

STOCKHOLDERS PROPOSALS FOR 2011 ANNUAL MEETING

We currently expect to hold our annual meeting after the year ending December 31, 2011 (“2011 Annual Meeting”) on or around May 17, 2012, and mail the Proxy Statement for that meeting in March 2012, subject to any changes we may make. If any of our stockholders intends to present a proposal for consideration at the 2011 Annual Meeting, including the nomination of directors, without inclusion of such proposal in the proxy statement and form of proxy, such stockholder must provide notice to us of such proposal.

Pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals will need to be received by us not later than November 25, 2011, in order to be eligible for inclusion in the proxy statement and form of proxy distributed by the Board with respect to the 2011 Annual Meeting. With respect to any notice of a proposal that a stockholder intends to present for consideration at the 2011 Annual Meeting, without inclusion of such proposal in the proxy statement and form of proxy, in accordance with Article II, Section 6(c) or 7(b) of our By-laws, as applicable, stockholder proposals will need to be received by us not sooner than January 20, 2012, but not later than February 19, 2012, in order to be presented at the 2011 Annual Meeting. Stockholder proposals must be sent to our principal executive offices, 5301 Legacy Drive, Plano, Texas 75024, Attention: James L. Baldwin, Corporate Secretary.

By Order of the Board of Directors

James L. Baldwin
Corporate Secretary

March 25, 2011

Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, TX 75024
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 18, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 18, 2011. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS  PROXY CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

The Board of Directors recommends you vote FOR the following:
1. Election of Directors	For	Against	Abstain
1a. Joyce M. Roché	☐	☐	☐
1b. Wayne R. Sanders	☐	☐	☐
1c. Jack L. Stahl	☐	☐	☐
1d. Larry D. Young	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.
	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2011.	☐	☐	☐

3. To approve, on an advisory (non-binding) basis, the following resolution regarding the compensation of the Company’s Named Executive Officers:	☐	☐	☐

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules and regulations of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion is hereby APPROVED.

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain

4.
To vote, on an advisory (non-binding) basis, on the frequency of the advisory vote on the compensation of the Company’s Named Executive Officers. Stockholders may choose to approve holding an advisory vote on the compensation of our Named Executive Officers every year, every two years or every three years or stockholders may abstain from voting.
	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET
Annual Meeting of Stockholders
Thursday, May 19, 2011 10:00 a.m. (CDT)

Dallas/Plano Marriott at Legacy Town Center 7120 Dallas Parkway Plano, Texas 75024

If you wish to attend the Annual Meeting of Stockholders in person, please present this admission ticket and a valid picture identification for admission. Cameras, recording equipment and other electronic devices will not be permitted at the Annual Meeting. Directions to the Annual Meeting are on our website at www.drpeppersnapplegroup.com under Investor Center and Events & Presentations captions.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com .

DR PEPPER SNAPPLE GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS—MAY 19, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Larry D. Young, Martin M. Ellen, and James L. Baldwin, or any of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Dr Pepper Snapple Group, Inc. held of record or in an applicable plan by the undersigned at the close of business on March 21, 2011, at the Annual Meeting of Stockholders to be held at the Dallas/Plano Marriott at Legacy Town Center, 7120 Dallas Parkway, Plano, Texas 75024, at 10:00 a.m., Central Daylight Time, on Thursday, May 19, 2011, or any postponement or adjournment thereof.
In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.
This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted for each of the nominees for Class III directors in proposal 1, for ratification of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2011 in proposal 2, for approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers as set forth in Proposal 3, and for a frequency of every year for future advisory votes on executive compensation of the Company’s Named Executive Officers as set forth in Proposal 4. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
IMPORTANT—THIS PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE.